Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

BY AND AMONG

RENASANT CORPORATION

AND

THE OTHER SIGNATORIES THERETO

July 13, 2010

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of July 13, 2010, by and among Renasant Corporation, a Mississippi corporation (the “Company”), and each purchaser identified on the signature pages hereto (each, including its successors and assigns, a “Purchaser” and collectively, the “Purchasers”).

RECITALS

A. The Company and each Purchaser is executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “Commission”) under the Securities Act.

B. Each Purchaser, severally and not jointly, wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, that aggregate number of shares of the Company’s common stock, par value $5.00 per share (the “Common Stock”), set forth below such Purchaser’s name on the signature page of this Agreement (which aggregate amount for all Purchasers together shall be 3,925,000 shares of Common Stock and shall be collectively referred to herein as the “Common Shares”).

C. The Company has engaged Keefe, Bruyette & Woods, Inc. as its exclusive placement agent (the “Placement Agent”) for the offering of the Common Shares.

D. Contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement, substantially in the form attached hereto as Exhibit A (the “Registration Rights Agreement”), pursuant to which, among other things, the Company will agree to provide certain registration rights with respect to the Common Shares under the Securities Act and the rules and regulations promulgated thereunder and applicable state securities laws.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Purchasers hereby agree as follows:

ARTICLE 1:

DEFINITIONS

1.1 Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms shall have the meanings indicated in this Section 1.1:

“Action” means any action, suit, inquiry, notice of violation, proceeding (including any partial proceeding such as a deposition) or investigation pending or, to the Company’s Knowledge, threatened in writing against the Company, any Subsidiary or any of their respective properties or any officer, director or employee of the Company or any Subsidiary acting in his or her capacity as an officer, director or employee before or by any federal, state, county, local or foreign court, arbitrator, governmental or administrative agency, regulatory authority or stock exchange.

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, Controls, is controlled by or is under common control with such Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Agreement” shall have the meaning ascribed to such term in the Preamble.

“Articles of Incorporation” means the Articles of Incorporation of the Company and all amendments thereto, as the same may be amended from time to time.

“AST” has the meaning set forth in Section 2.1(b).

“AST Escrow Agreement” has the meaning set forth in Section 2.1(b).

“Bank” has the meaning set forth in Section 6.17.

“BHCA” has the meaning set forth in Section 3.1(b).

“Business Day” means a day, other than a Saturday or Sunday, on which banks in New York City are open for the general transaction of business.

“Closing” means the closing of the purchase and sale of the Common Shares pursuant to this Agreement.

“Closing Date” means the Trading Day when all of the Transaction Documents have been executed and delivered by the applicable parties thereto, and all of the conditions set forth in Sections 2.1, 2.2, 5.1 and 5.2 hereof are satisfied, or such other date as the parties may agree.

“Code” means the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder.

“Commission” has the meaning set forth in the Recitals.

“Common Shares” has the meaning set forth in the Recitals.

“Common Stock” has the meaning set forth in the Recitals, and also includes any securities into which the Common Stock may hereafter be reclassified or changed.

“Company Deliverables” has the meaning set forth in Section 2.2(a).

“Company Reports” has the meaning set forth in Section 3.1(ii).

“Company Counsel” means Phelps Dunbar, LLP.

“Company’s Knowledge” means with respect to any statement made to the knowledge of the Company, that the statement is based upon the actual knowledge of the executive officers of the Company having responsibility for the matter or matters that are the subject of the statement after reasonable investigation.

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“Control” (including the terms “controlling”, “controlled by” or “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Custodian” has the meaning set forth in Section 2.1(b).

“Custodian Agreement” has the meaning set forth in Section 2.1(b).

“DTC” means The Depository Trust Company.

“Effectiveness Date” has the meaning set forth in Section 6.16.

“Environmental Laws” has the meaning set forth in Section 3.1(l).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder.

“ERISA Affiliate”, as applied to the Company, means any Person under common control with the Company, who together with the Company, is treated as a single employer within the meaning of Section 414(b), (c), (m) or (o) of the Code.

“Escrow Agent” has the meaning set forth in Section 2.1(b).

“Escrow Agreement” has the meaning set forth in Section 2.1(b).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“Failed Bank” has the meaning set forth in Section 6.17.

“FDIC” means the Federal Deposit Insurance Corporation.

“Financial Information” has the meaning set forth in Section 3.1(dd).

“FRB” means the Board of Governors of the Federal Reserve System.

“GAAP” means U.S. generally accepted accounting principles, as applied by the Company.

“Indemnified Person” has the meaning set forth in Section 4.8(b).

“Intellectual Property” has the meaning set forth in Section 3.1(r).

“Lien” means any lien, charge, claim, encumbrance, security interest, right of first refusal, preemptive right or other restrictions of any kind.

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“Material Adverse Effect” means any of (i) a material and adverse effect on the legality, validity or enforceability of this Agreement, the Registration Rights Agreement or the Escrow Agreement, (ii) a material and adverse effect on the results of operations, assets, properties, business, condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) any adverse impairment to the Company’s ability to perform in any material respect on a timely basis its obligations under this Agreement, the Registration Rights Agreement or the Escrow Agreement; provided, that in determining whether a Material Adverse Effect has occurred, there shall be excluded any effect to the extent resulting from the following: (A) changes, after the date hereof, in U.S. GAAP or regulatory accounting principles generally applicable to banks, savings associations or their holding companies, (B) changes, after the date hereof, in applicable laws, rules and regulations or interpretations thereof by any court, administrative agency or other governmental authority, whether federal, state, local or foreign, or any applicable industry self-regulatory organization, (C) actions or omissions of the Company expressly required by the terms of this Agreement or taken with the prior written consent of an affected Purchaser, (D) changes, after the date hereof, in general economic, monetary or financial conditions, (E) changes in the market price or trading volumes of the Common Stock (but not the underlying causes of such changes), (F) changes in global or national political conditions, including the outbreak or escalation of war or acts of terrorism and (G) the public disclosure of this Agreement or the transactions contemplated hereby; except, with respect to clauses (A), (B), (D) and (F), to the extent that the effects of such changes have a disproportionate effect on the Company and the Subsidiaries, taken as a whole, relative to other similarly situated banks, savings associations or their holding companies generally.

“Material Contract” means any contract of the Company that was filed, or should have been filed, as an exhibit to the SEC Reports pursuant to Item 601 of Regulation S-K.

“Material Permits” has the meaning set forth in Section 3.1(p).

“Multiemployer Plan” means a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA to which the Company or any ERISA Affiliate is making, or is accruing an obligation to make, contributions or has made, or been obligated to make, contributions within the preceding six (6) years.

“New York Courts” means the courts of the State of New York and the United States District Courts located in the city of New York.

“P&A Agreement” has the meaning set forth in Section 6.17.

“P&A Closing” has the meaning set forth in Section 6.17.

“Pension Plan” means any employee pension benefit plan within the meaning of Section 3(2) of ERISA, other than a Multiemployer Plan, which is subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA and which (i) is maintained for employees of the Company or any of its ERISA Affiliates or (ii) has at any time during the last six (6) years been maintained for the employees of the Company or any current or former ERISA Affiliate.

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“Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization or governmental authority.

“Placement Agent” has the meaning set forth in the Recitals.

“Previously Disclosed” with regard to the Company means information set forth on its Disclosure Schedule, provided, however, that disclosure in any section of such Disclosure Schedule shall apply only to the indicated section of this Agreement except to the extent that it is reasonably apparent from the face of such disclosure that such disclosure is relevant to another section of this Agreement.

“Principal Trading Market” means the Trading Market on which the Common Stock is primarily listed on and quoted for trading, which, as of the date of this Agreement and the Closing Date, is the NASDAQ Global Select Market.

“Proceeding” means an action, claim, suit or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Purchase Price” means $14.00 per Common Share.

“Purchaser Deliverables” has the meaning set forth in Section 2.2(b).

“Purchaser Party” has the meaning set forth in Section 4.8(a).

“Registration Rights Agreement” has the meaning set forth in the Recitals.

“Registration Statement” means a registration statement meeting the requirements set forth in the Registration Rights Agreement and covering the resale by the Purchasers of the Registrable Securities (as defined in the Registration Rights Agreement).

“Regulation D” has the meaning set forth in the Recitals.

“Regulatory Agreement” has the meaning set forth in Section 3.1(kk).

“Required Approvals” has the meaning set forth in Section 3.1(e).

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Scheduled Date” has the meaning set forth in Section 6.16.

“SEC Reports” has the meaning set forth in Section 3.1(h).

“Secretary of State” has the meaning set forth in the Recitals.

“Section 2.1(c)(iii) Purchaser” has the meaning set forth in Section 2.1(c)(iii).

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“Secretary’s Certificate” has the meaning set forth in Section 2.2(a)(vii).

“Securities Act” has the meaning set forth in the Recitals.

“Stock Certificates” has the meaning set forth in Section 2.1(b).

“Subscription Amount” means with respect to each Purchaser, the aggregate amount to be paid for the Common Shares purchased hereunder as indicated on such Purchaser’s signature page to this Agreement next to the heading “Aggregate Purchase Price (Subscription Amount)”.

“Subsidiary” means any entity in which the Company, directly or indirectly, owns sufficient capital stock or holds a sufficient equity or similar interest such that it is consolidated with the Company in the financial statements of the Company.

“Trading Day” means (i) a day on which the Common Stock is listed or quoted and traded on its Principal Trading Market (other than the OTC Bulletin Board), or (ii) if the Common Stock is not listed on a Trading Market (other than the OTC Bulletin Board), a day on which the Common Stock is traded in the over-the-counter market, as reported by the OTC Bulletin Board, or (iii) if the Common Stock is not quoted on any Trading Market, a day on which the Common Stock is quoted in the over-the-counter market as reported in the “pink sheets” by Pink Sheets LLC (or any similar organization or agency succeeding to its functions of reporting prices); provided , that in the event that the Common Stock is not listed or quoted as set forth in (i), (ii) and (iii) hereof, then Trading Day shall mean a Business Day.

“Trading Market” means whichever of the NYSE, the NYSE Amex, the NASDAQ Global Select Market, the NASDAQ Global Market, the NASDAQ Capital Market or the OTC Bulletin Board on which the Common Stock is listed or quoted for trading on the date in question.

“Transaction Documents” means this Agreement, the schedules and exhibits attached hereto, the Registration Rights Agreement, the Escrow Agreement and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Transfer Agent” means The Registrar and Trust Company, or any successor transfer agent for the Company.

ARTICLE 2:

PURCHASE AND SALE

2.1 Closing.

(a) Purchase of Common Shares. Subject to the terms and conditions set forth in this Agreement, at the Closing the Company shall issue and sell to each Purchaser, and each Purchaser shall, severally and not jointly, purchase from the Company, the number of Common Shares set forth below such Purchaser’s name on the signature page of this Agreement at a per Common Share price equal to the Purchase Price.

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(b) Escrow. Unless Purchaser is a Section 2.1(c)(iii) Purchaser, concurrent with the signing hereof, (i) each Purchaser has (A) deposited the Subscription Amount with American Stock Transfer & Trust Company, LLC, as Escrow Agent (“AST” and, collectively with any Custodians, the “Escrow Agent”), pursuant to that certain Escrow Agreement (in the form attached hereto as Exhibit H) between the Company and AST (as it may be amended or otherwise modified from time to time, the “AST Escrow Agreement”, and collectively with any Custodian Agreements, the “Escrow Agreement”) or (B) segregated cash equal to the Subscription Amount in an account with a custodian (a “Custodian”) of funds held on behalf of an “investment company” under the Investment Company Act of 1940, as amended, pursuant to binding escrow instructions (“Custodian Agreements”) for release of such funds by such Custodian to the Company, at the direction of the Company, upon the satisfaction of conditions set forth in the AST Escrow Agreement, and (ii) the Company has issued instructions to the Transfer Agent authorizing the issuance, in book-entry form, of the number of Common Shares specified on such Purchaser’s signature page hereto (or, if the Company and such Purchaser shall have agreed, as indicated on such Purchaser’s signature page hereto, that such Purchaser will receive Common Shares in certificated form, then the Company shall instead instruct the Transfer Agent to issue such specified Common Shares in certificated form (the “Stock Certificates”), or as otherwise set forth on the Stock Certificate Questionnaire included as Exhibit B-2 hereto) concurrent with the Escrow Agent’s release of the Subscription Amount to the Company pursuant to the Escrow Agreement.

(c) Closing.

(i) The Closing of the purchase and sale of the Common Shares shall take place at 10:00 A.M., New York time, at the New Orleans office of Phelps Dunbar, LLP, on the Closing Date or at such other locations or remotely by facsimile transmission or other electronic means as the parties may mutually agree. The “Closing Date” shall be July 23, 2010, unless the FDIC shall have notified the Company that the P&A Closing will not occur on July 23, 2010. In the event that the FDIC notifies the Company that the P&A Closing will not occur on July 23, 2010 (or any other Scheduled Date as contemplated by this paragraph), the Company will provide each Purchaser notice thereof. Upon notice from the FDIC of a different Scheduled Date for the P&A Closing, the Company shall promptly provide each Purchaser notice thereof. Unless the FDIC shall have notified the Company that the P&A Closing will not occur on a particular Scheduled Date, then the “Closing Date” shall mean such Scheduled Date. The “Closing” means the release of funds and issuance of Common Shares as contemplated hereby.

(ii) Unless Purchaser is a Section 2.1(c)(iii) Purchaser, pursuant to the terms of the Escrow Agreement, on the Closing Date, the Escrow Agent shall release the Subscription Amount to the Company and the Transfer Agent shall issue the Common Shares to each Purchaser as provided in the instructions referred to in paragraph (b) above. If Purchaser and the Company have previously agreed (as indicated on such Purchaser’s signature page hereto) that such Purchaser may rely on Section 2.1(c)(iii) instead of on Sections 2.1 (c)(i) and (ii), such Purchaser is a “Section 2.1(c)(iii) Purchaser”.

(iii) If Purchaser is prohibited by the terms of its organizational or constituent documents to enter into an escrow agreement and has provided the Company with documented evidence of such prohibition (any such Purchaser, a “Section 2.1(c)(iii) Purchaser”), then with respect to such Purchaser Section 2.1(c)(ii) shall not apply and shall have no force and effect, and this Section 2.1(c)(iii) shall apply instead. This Section 2.1(c)(iii) shall not apply and shall have no force or effect for any Purchaser that is not a Section 2.1(c)(iii) Purchaser. If a Purchaser is a Section 2.1(c)(iii) Purchaser, then at 9:00 a.m., New York time, on the Closing Date (i) Purchaser shall pay the Subscription Amount by wire transfer of immediately available funds to an account designated by the Company and (ii) the Company shall issue instructions to the Transfer Agent to issue in book-entry form the number of Common Shares specified on such Purchaser’s signature page hereto (or, if the Company and such Purchaser shall have agreed, as indicated on such Purchaser’s signature page hereto, that such Purchaser will receive Common Shares in certificated form, then the Company shall instead instruct the Transfer Agent to issue such specified Common Shares in Stock Certificates, or as otherwise set forth on the Stock Certificate Questionnaire included as Exhibit B-2 hereto) concurrent with such Purchaser’s payment of the Subscription Amount to the Company.

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2.2 Closing Deliveries.

(a) On or prior to the Closing, the Company shall issue, deliver or cause to be delivered to each Purchaser the following (the “Company Deliverables”):

(i) this Agreement, duly executed by the Company;

(ii) as the Company and such Purchaser agree, the Company shall cause the Transfer Agent to issue, in book-entry form the number of Common Shares specified on such Purchaser’s signature page hereto (or, if the Company and such Purchaser shall have agreed, as indicated on such Purchaser’s signature pages hereto, that such Purchaser will receive Stock Certificates for their Common Shares, then the Company shall instead instruct the Transfer Agent to issue such specified Stock Certificates registered in the name of such Purchaser or as otherwise set forth on the Stock Certificate Questionnaire);

(iii) a legal opinion of Company Counsel, dated as of the Closing Date and in the form attached hereto as Exhibit C, executed by such counsel and addressed to the Purchasers;

(iv) the Registration Rights Agreement, duly executed by the Company (which shall be delivered on the date hereof);

(v) the AST Escrow Agreement, duly executed by the Company and AST (which shall be delivered on the date hereof);

(vi) a certificate of the Secretary of the Company, in the form attached hereto as Exhibit D (the “Secretary’s Certificate”), dated as of the Closing Date, (a) certifying the resolutions adopted by the Board of Directors of the Company or a duly authorized committee thereof approving the transactions contemplated by this Agreement and the other Transaction Documents and the issuance of the Common Shares, (b) certifying the current versions of the Articles of Incorporation, as amended, and by-laws, as amended, of the Company and (c) certifying as to the signatures and authority of persons signing the Transaction Documents and related documents on behalf of the Company; and

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(vii) the Compliance Certificate referred to in Section 5.1(f).

(b) Each Purchaser shall deliver or cause to be delivered to the Company or the Escrow Agent, as applicable, the following (the “Purchaser Deliverables”):

(i) On or prior to the date hereof:

1) this Agreement, duly executed by such Purchaser;

2) the Registration Rights Agreement, duly executed by such Purchaser;

3) a Custodian Agreement, if applicable, duly executed by such Purchaser;

4) a fully completed and duly executed Accredited Investor/Institutional Investor Questionnaire, reasonably satisfactory to the Company, and the Stock Certificate Questionnaire in the forms attached hereto as Exhibit B-1 and B-2 , respectively (which shall be delivered on the date hereof); and

5) if such Purchaser is not a Section 2.1(c)(iii) Purchaser, its Subscription Amount, in United States dollars and in immediately available funds, in the amount indicated below such Purchaser’s name on the applicable signature page hereto under the heading “Aggregate Purchase Price (Subscription Amount)” by wire transfer to the Escrow Account in accordance with the Escrow Agent’s written instructions.

(ii) On or prior to the Closing Date:

1) if such Purchaser is a Section 2.1(c)(iii) Purchaser, then such Purchaser shall deliver or cause to be delivered to the Company on or prior to the Closing Date, its Subscription Amount, in United States dollars and in immediately available funds, in the amount indicated below such Purchaser’s name on the applicable signature page hereto under the heading “Aggregate Purchase Price (Subscription Amount)” by wire transfer in accordance with the Company’s written instructions.

ARTICLE 3:

REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Company. The Company hereby represents and warrants as of the date hereof and the Closing Date (except for the representations and warranties that speak as of a specific date, which shall be made as of such date), to each of the Purchasers that:

(a) Subsidiaries. The Company has no direct or indirect Subsidiaries other than as set forth in Exhibit G. The Company owns, directly or indirectly, all of the capital stock or comparable equity interests of each Subsidiary free and clear of any and all Liens, and all the issued and outstanding shares of capital stock or comparable equity interest of each Subsidiary are validly issued and are fully paid, non-assessable (to the extent such concept is applicable to an equity interest of a Subsidiary) and free of preemptive and similar rights to subscribe for or purchase securities.

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(b) Organization and Qualification. The Company and each of its “Significant Subsidiaries” (as defined in Rule 1-02 of Regulation S-X) is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own or lease and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Significant Subsidiary is in violation of any of the provisions of its respective articles or certificate of incorporation, bylaws or other organizational or charter documents. The Company and each of its Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not in the reasonable judgment of the Company be expected to have a Material Adverse Effect. The Company is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended (the “BHCA”). The Company’s depository institution Subsidiary’s deposit accounts are insured up to applicable limits by the FDIC. The Company has conducted its business in compliance with all applicable federal, state and foreign laws, orders, judgments, decrees, rules, regulations and applicable stock exchange requirements, including all laws and regulations restricting activities of bank holding companies and banking organizations, except for any noncompliance that, individually or in the aggregate, has not had and would not be reasonably expected to have a Material Adverse Effect.

(c) Authorization; Enforcement; Validity. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents to which it is a party and otherwise to carry out its obligations hereunder and thereunder, including, without limitation, to issue the Common Shares in accordance with the terms hereof. The Company’s execution and delivery of each of the Transaction Documents to which it is a party and the consummation by it of the transactions contemplated hereby and thereby (including, but not limited to, the sale and delivery of the Common Shares) have been duly authorized by all necessary corporate action on the part of the Company, and no further corporate action is required by the Company, its Board of Directors or its stockholders in connection therewith other than in connection with the Required Approvals. Each of the Transaction Documents to which it is a party has been (or upon delivery will have been) duly executed by the Company and is, or when delivered in accordance with the terms hereof, will constitute the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by equitable principles of general application, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law. There are no stockholder agreements, voting agreements, or other similar arrangements with respect to the Company’s Common Stock to which the Company is a party or, to the Company’s Knowledge, between or among any of the Company’s stockholders.

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(d) No Conflicts. The execution, delivery and performance by the Company of the Transaction Documents to which it is a party and the consummation by the Company of the transactions contemplated hereby or thereby (including, without limitation, the issuance of the Common Shares) do not and will not (i) conflict with or violate any provisions of the Company’s or any Subsidiary’s articles or certificate of incorporation, bylaws or otherwise result in a violation of the organizational documents of the Company or any Subsidiary, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would result in a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any Material Contract, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations and the rules and regulations thereunder, assuming, without investigation, the correctness of the representations and warranties made by the Purchasers herein, of any self-regulatory organization to which the Company or its securities are subject, including all applicable Trading Markets), or by which any property or asset of the Company is bound or affected, except in the case of clauses (ii) and (iii) such as would not have or reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(e) Filings, Consents and Approvals. Neither the Company nor any of its Subsidiaries is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents (including, without limitation, the issuance of the Common Shares), other than (i) the filing with the Commission of one or more Registration Statements in accordance with the requirements of the Registration Rights Agreement, (ii) filings required by applicable state securities laws, (iii) the filing of a Notice of Exempt Offering of Securities on Form D with the Commission under Regulation D of the Securities Act, (iv) the filing of any requisite notices and/or application(s) to the Principal Trading Market for the listing of the Common Shares for trading or quotation, as the case may be, thereon in the time and manner required thereby, (v) the filings required in accordance with Section 4.6 of this Agreement and (vi) those that have been made or obtained prior to the date of this Agreement (collectively, the “Required Approvals”).

(f) Issuance of the Common Shares. The issuance of the Common Shares has been duly authorized and the Common Shares, when issued and paid for in accordance with the terms of the Transaction Documents, will be duly and validly issued, fully paid and non-assessable and free and clear of all Liens, other than restrictions on transfer provided for in the Transaction Documents or imposed by applicable securities laws, and shall not be subject to preemptive or similar rights. Assuming, without investigation, the accuracy of the representations and warranties of the Purchasers in this Agreement, the Common Shares will be issued in compliance with all applicable federal and state securities laws and, in that regard, no registration under the Securities Act is required for the offer and sale of the Common Shares by the Company to the Purchasers pursuant to this Agreement.

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(g) Capitalization. The number of shares and type of all authorized, issued and outstanding capital stock, options and other securities of the Company (whether or not presently convertible into or exercisable or exchangeable for shares of capital stock of the Company) has been set forth in the SEC Reports and has changed since the date of such SEC Reports only due to stock grants or other equity awards or stock option and warrant exercises that do not, individually or in the aggregate, have a material effect on the issued and outstanding capital stock, options and other securities. All of the outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and non-assessable, have been issued in compliance in all material respects with all applicable federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase any capital stock of the Company. Except as specified in the SEC Reports: (i) no shares of the Company’s outstanding capital stock are subject to preemptive rights or any other similar rights; (ii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares of capital stock of the Company, or contracts, commitments, understandings or arrangements by which the Company is or may become bound to issue additional shares of capital stock of the Company or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares of capital stock of the Company, other than those issued or granted pursuant to Material Contracts or equity or incentive plans or arrangements described in the SEC Reports; (iii) there are no material outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing indebtedness of the Company or by which the Company is bound; (iv) except for the Registration Rights Agreement, there are no agreements or arrangements under which the Company is obligated to register the sale of any of its securities under the Securities Act; (v) there are no outstanding securities or instruments of the Company that contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company is or may become bound to redeem a security of the Company; (vi) the Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement; and (vii) the Company has no liabilities or obligations required to be disclosed in the SEC Reports but not so disclosed in the SEC Reports, which, individually, or in the aggregate, will have or would reasonably be expected to have a Material Adverse Effect. There are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Common Shares.

(h) SEC Reports. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by it under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, since January 1, 2009 (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”), on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective filing dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

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(i) Financial Statements. The financial statements of the Company and its Subsidiaries included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with GAAP applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the balance sheet of the Company and its consolidated Subsidiaries taken as a whole as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments, which would not be material, either individually or in the aggregate.

(j) Tax Matters. The Company and each of its Subsidiaries has (i) filed all material foreign, U.S. federal and local tax returns, information returns and similar reports that are required to be filed, and all such tax returns are true, correct and complete in all material respects, and (ii) paid all material taxes required to be paid by it and any other material assessment, fine or penalty levied against it other than taxes (x) currently payable without penalty or interest, or (y) being contested in good faith by appropriate proceedings.

(k) Material Changes. Since the date of the latest audited financial statements included within the SEC Reports, except as disclosed in subsequent SEC Reports filed prior to the date hereof, (i) there have been no events, occurrences or developments that have had or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect, (ii) the Company has not incurred any material liabilities (contingent or otherwise) other than (A) trade payables, accrued expenses and other liabilities incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or required to be disclosed in filings made with the Commission, (iii) the Company has not altered materially its method of accounting or the manner in which it keeps its accounting books and records, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its Common Stock, (v) the Company has not issued any equity securities to any officer, director or Affiliate, except Common Stock issued pursuant to existing Company option plans or equity based plans disclosed in the SEC Reports, and (vi) there has not been any material change or amendment to, or any waiver of any material right by the Company under, any Material Contract under which the Company or any of its Subsidiaries is bound or subject. Except for the transactions contemplated by this Agreement (including, for the avoidance of doubt, the execution of any P&A Agreement and the consummation of any of the transactions contemplated thereunder, including any purchase of the Failed Bank or portion thereof), no event, liability or development has occurred or exists with respect to the Company or its Subsidiaries or their respective business, properties, operations or financial condition that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made that has not been publicly disclosed at least one Trading Day prior to the date that this representation is made.

(l) Environmental Matters. Except as disclosed in the SEC Reports, neither the Company nor any of its Subsidiaries (i) is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), (ii) is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or (iii) is subject to any claim relating to any Environmental Laws; in each case, which violation, contamination, liability or claim has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; and, to the Company’s Knowledge, there is no pending or threatened investigation that might lead to such a claim.

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(m) Litigation. There is no Action which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the issuance of the Common Shares or (ii) except as disclosed in the SEC Reports, is reasonably likely to have a Material Adverse Effect, individually or in the aggregate, if there were an unfavorable decision. Neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the Company’s Knowledge there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any of its Subsidiaries under the Exchange Act or the Securities Act.

(n) Employment Matters. No material labor dispute exists or, to the Company’s Knowledge, is imminent with respect to any of the employees of the Company which would have or reasonably be expected to have a Material Adverse Effect. To the Company’s Knowledge, no executive officer is, or is now reasonably expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of a third party, and to the Company’s Knowledge, the continued employment of each such executive officer does not subject the Company or any Subsidiary to any liability with respect to any of the foregoing matters. The Company is in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance would not have or reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(o) Compliance. Neither the Company nor any of its Subsidiaries (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any of its Subsidiaries under), nor has the Company or any of its Subsidiaries received written notice of a claim that it is in default under or that it is in violation of, any Material Contract (whether or not such default or violation has been waived), (ii) is in violation of any order of which the Company has been made aware in writing of any court, arbitrator or governmental body having jurisdiction over the Company or its properties or assets, or (iii) is in violation of, or in receipt of written notice that it is in violation of, any statute, rule or regulation of any governmental authority applicable to the Company, or which would have the effect of revoking or limiting FDIC deposit insurance, except in each case as would not have or reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

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(p) Regulatory Permits. The Company and each of its Subsidiaries possess or have applied for all certificates, authorizations, consents and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as currently conducted and as described in the SEC Reports, except where the failure to possess such permits, individually or in the aggregate, has not and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect (“Material Permits”), and (i) neither the Company nor any of its Subsidiaries has received any notice in writing of proceedings relating to the revocation or material adverse modification of any such Material Permits and (ii) the Company is unaware of any facts or circumstances that would give rise to the revocation or material adverse modification of any Material Permits.

(q) Title to Assets. The Company and its Subsidiaries have good and marketable title to all real property and tangible personal property owned by them which is material to the business of the Company and its Subsidiaries, taken as a whole, in each case free and clear of all Liens except such as do not materially affect the value of such property or do not interfere with the use made and proposed to be made of such property by the Company and any of its Subsidiaries. Any real property and facilities held under lease by the Company and any of its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries.

(r) Patents and Trademarks. The Company and its Subsidiaries own, possess, license, or can acquire on reasonable terms, or have other rights to use all foreign and domestic patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, inventions, trade secrets, technology, Internet domain names, know-how and other intellectual property (collectively, the “Intellectual Property”) necessary for the conduct of their respective businesses as now conducted, except where the failure to own, possess, license or have such rights would not have or reasonably be expected to have a Material Adverse Effect. Except as set forth in the SEC Reports and except where such violations or infringements would not have or reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect, (a) there are no rights of third parties to any such Intellectual Property; (b) there is no infringement by third parties of any such Intellectual Property; (c) there is no pending, or to the Company’s Knowledge threatened, action, suit, proceeding or claim by others challenging the Company’s and its Subsidiaries’ rights in or to any such Intellectual Property; (d) there is no pending, or to the Company’s Knowledge threatened, action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property; and (e) there is no pending, or to the Company’s Knowledge threatened, Proceeding by others that the Company and/or any Subsidiary infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others.

(s) Insurance. The Company and each of the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as the Company believes to be prudent and customary in the businesses and locations in which the Company and the Subsidiaries are engaged. Neither the Company nor any of its Subsidiaries has received any notice of cancellation of any such insurance, nor, to the Company’s Knowledge, will it or any Subsidiary be unable to renew their respective existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

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(t) Transactions With Affiliates and Employees. Except as set forth in the SEC Reports and other than the grant of stock options or other equity awards, none of the officers or directors of the Company and, to the Company’s Knowledge, none of the employees of the Company, is presently a party to any transaction with the Company or to a presently contemplated transaction (other than for services as employees, officers and directors) that would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated under the Securities Act.

(u) Internal Control Over Financial Reporting. Except as set forth in the SEC Reports, the Company maintains internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and such internal control over financial reporting was effective as of the date of the most recent SEC Report.

(v) Sarbanes-Oxley; Disclosure Controls. The Company is in compliance in all material respects with all of the provisions of the Sarbanes-Oxley Act of 2002 which are applicable to it. Except as disclosed in the SEC Reports, the Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) and 15d-15(e) under the Exchange Act), and such disclosure controls and procedures are effective.

(w) Certain Fees. No person or entity will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon the Company or a Purchaser for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Company, other than the Placement Agent with respect to the offer and sale of the Common Shares (which placement agent fees are being paid by the Company). The Company shall indemnify, pay, and hold each Purchaser harmless against, any liability, loss or expense (including, without limitation, attorneys’ fees and out-of-pocket expenses) arising in connection with any such right, interest or claim.

(x) Principal Trading Market. The issuance and sale of the Common Shares hereunder does not contravene the rules and regulations of the Principal Trading Market.

(y) Listing and Maintenance Requirements. The Company’s Common Stock is registered pursuant to Section 12(b) of the Exchange Act, and the Company has taken no action designed to terminate the registration of the Common Stock under the Exchange Act nor has the Company received any written notification that the Commission is contemplating terminating such registration. The Company has not, in the 12 months preceding the date hereof, received written notice from any Trading Market on which the Common Stock is listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance in all material respects with the listing and maintenance requirements for continued trading of the Common Stock on the Principal Trading Market.

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(z) Investment Company. Neither the Company nor any of its Subsidiaries is required to be registered as, and immediately following the Closing will not be required to register as, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(aa) Unlawful Payments. Neither the Company nor any of its Subsidiaries, nor to the Company’s Knowledge, any directors, officers, employees, agents or other Persons acting at the direction of or on behalf of the Company or any of its Subsidiaries has, in the course of its actions for, or on behalf of, the Company: (a) directly or indirectly, used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to foreign or domestic political activity; (b) made any direct or indirect unlawful payments to any foreign or domestic governmental officials or employees or to any foreign or domestic political parties or campaigns from corporate funds; (c) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (d) made any other unlawful bribe, rebate, payoff, influence payment, kickback or other material unlawful payment to any foreign or domestic government official or employee.

(bb) Application of Takeover Protections; Rights Agreements. The Company has not adopted any stockholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change in control of the Company. The Company and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s Articles of Incorporation or other organizational documents or the laws of the jurisdiction of its incorporation or otherwise which is or could become applicable to any Purchaser solely as a result of the transactions contemplated by this Agreement, including, without limitation, the Company’s issuance of the Common Shares and any Purchaser’s ownership of the Common Shares.

(cc) Off Balance Sheet Arrangements. There is no transaction, arrangement, or other relationship between the Company (or any Subsidiary) and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in its Exchange Act filings and is not so disclosed and would have a Material Adverse Effect.

(dd) Disclosure. The Company confirms that neither it nor, to the Company’s Knowledge, any of its officers or directors nor any other Person acting on its or their behalf has provided any Purchaser or its respective agents or counsel with any information that it believes constitutes or could reasonably be expected to constitute material, non-public information except insofar as (A) the existence, provisions and terms of the Transaction Documents and the transactions contemplated hereunder may constitute such information, all of which will be disclosed by the Company in the Press Release as contemplated by Section 4.6 hereof and (B) the information concerning the Company’s operating results and financial condition as of and for the quarter ended June 30, 2010 and current expectations with respect to future periods, if any (collectively, the “Financial Information”), all of which Financial Information will be disclosed by the Company in a press release on or about July 20, 2010. The Company understands and confirms that each of the Purchasers will rely on the representations in this Section 3.1(dd) in effecting transactions in securities of the Company. No event or circumstance has occurred or information exists with respect to the Company or any of its Subsidiaries or its or their business, properties, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed, except for the matters identified in clauses (A) and (B) of this Section 3.1(dd).

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(ee) Acknowledgment Regarding Purchasers’ Purchase of Common Shares. The Company acknowledges and agrees that each of the Purchasers is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby. The Company further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by any of the Purchasers or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Purchasers’ purchase of the Common Shares.

(ff) Absence of Manipulation. The Company has not, and to the Company’s Knowledge no one acting on its behalf has, taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Common Shares.

(gg) OFAC. Neither the Company nor any Subsidiary nor, to the Company’s Knowledge, any director, officer, agent, employee, Affiliate or Person acting on behalf of the Company or any Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not knowingly use the proceeds of the sale of the Common Shares, towards any sales or operations in Cuba, Iran, Syria, Sudan, Myanmar or any other country sanctioned by OFAC or for the purpose of financing the activities of any Person currently subject to any U.S. sanctions administered by OFAC.

(hh) Money Laundering Laws. The operations of each of the Company and any Subsidiary are in compliance in all material respects with the money laundering statutes of applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any applicable governmental agency (collectively, the “Money Laundering Laws”) and to the Company’s Knowledge, no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company and/or any Subsidiary with respect to the Money Laundering Laws is pending or threatened.

(ii) Reports, Registrations and Statements. Since December 31, 2008, the Company and each Subsidiary have filed all material reports, registrations and statements, together with any required amendments thereto, that it was required to file with the FRB, the FDIC and any other applicable federal or state securities or banking authorities, except where the failure to file any such report, registration or statement would not have or reasonably be expected to have a Material Adverse Effect. All such reports and statements filed with any such regulatory body or authority are collectively referred to herein as the “Company Reports.” As of their respective dates, the Company Reports complied as to form in all material respects with all the rules and regulations promulgated by the FRB, the FDIC and any other applicable foreign, federal or state securities or banking authorities, as the case may be.

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(jj) Adequate Capitalization. As of June 30, 2010, the Company’s Subsidiary insured depository institutions meet or exceed the standards necessary to be considered “adequately capitalized” under the Federal Deposit Insurance Company’s regulatory framework for prompt corrective action.

(kk) Agreements with Regulatory Agencies; Compliance with Certain Banking Regulations. Neither the Company nor any Subsidiary is subject to any cease-and-desist or other similar order or enforcement action issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any capital directive by, any governmental entity that currently restricts in any material respect the conduct of its business or that in any material manner relates to its capital adequacy, its liquidity and funding policies and practices, its ability to pay dividends, its credit, risk management or compliance policies, its internal controls, its management or its operations or business (each item in this sentence, a “Regulatory Agreement”), nor has the Company or any Subsidiary been advised in writing since December 31, 2008 by any governmental entity that it intends to issue, initiate, order, or request any such Regulatory Agreement.

To the Company’s Knowledge, there are no facts or circumstances, and the Company has no knowledge that any facts or circumstances exist, that would cause its Subsidiary banking institutions: (i) to be deemed not to be in satisfactory compliance with the Community Reinvestment Act and the regulations promulgated thereunder or to be assigned a CRA rating by federal or state banking regulators of lower than “satisfactory”; (ii) to be operating in violation, in any material respect, of the Bank Secrecy Act, the Patriot Act, any order issued with respect to anti-money laundering by OFAC, or any other anti-money laundering statute, rule or regulation; or (iii) not to be in satisfactory compliance, in any material respect, with all applicable privacy of customer information requirements contained in any applicable federal and state privacy laws and regulations as well as the provisions of all information security programs adopted by the Subsidiary.

(ll) No General Solicitation or General Advertising. Neither the Company nor, to the Company’s Knowledge, any Person acting on its behalf has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with any offer or sale of the Common Shares.

(mm) Risk Management Instruments. Except as has not had or would not reasonably be expected to have a Material Adverse Effect, since January 1, 2009, all material derivative instruments, including, swaps, caps, floors and option agreements, whether entered into for the Company’s own account, or for the account of one or more of the Company Subsidiaries, were entered into (1) only in the ordinary course of business, (2) in accordance with prudent practices and in all material respects with all applicable laws, rules, regulations and regulatory policies, and (3) with counterparties believed to be financially responsible at the time; and each of them constitutes the valid and legally binding obligation of the Company or one of the Subsidiaries, enforceable in accordance with its terms. Neither the Company or the Subsidiaries, nor, to the knowledge of the Company, any other party thereto, is in breach of any of its material obligations under any such agreement or arrangement.

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(nn) ERISA. The Company and each ERISA Affiliate is in compliance in all material respects with all presently applicable provisions of ERISA; no “reportable event” described in Section 4043 of ERISA (other than an event for which the 30-day notice requirement has been waived by applicable regulation) has occurred with respect to any Pension Plan for which the Company would have any liability that would reasonably be expected to have a Material Adverse Effect; the Company has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any Pension Plan or (ii) Sections 412 or 4971 of the Code in each instance that would reasonably be expected to have a Material Adverse Effect; and each Pension Plan for which the Company would have liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

(oo) Shell Company Status. The Company is not, and has never been, an issuer identified in Rule 144(i)(1).

(pp) Registration Eligibility. The Company is eligible to register the resale of the Common Shares by the Purchasers using Form S-3 promulgated under the Securities Act.

(qq) FDIC Policy Statement. The Company and the Bank are not subject to, and do not expect that, as a result of the issuance of Common Shares provided herein or otherwise arising in connection with the Bank’s acquisition of the Failed Bank, they will become subject to, the FDIC Statement of Policy on Qualifications for Failed Bank Acquisitions (as in effect and interpreted on the date hereof) (the “FDIC Policy Statement”).

(rr) No Additional Agreements. The Company has no other agreements or understandings (including, without limitation, side letters) with any Purchaser to purchase Common Shares on terms that are different from those set forth herein.

3.2 Representations and Warranties of the Purchasers. Each Purchaser hereby, for itself and for no other Purchaser, represents and warrants as of the date hereof and as of the Closing Date to the Company as follows:

(a) Organization; Authority. Such Purchaser is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the applicable Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution, delivery and performance by such Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate or, if such Purchaser is not a corporation, such partnership, limited liability company or other applicable like action, on the part of such Purchaser. Each of this Agreement and the Registration Rights Agreement has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

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(b) No Conflicts. The execution, delivery and performance by such Purchaser of this Agreement and the Registration Rights Agreement and the consummation by such Purchaser of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of such Purchaser (if such Purchaser is an entity), (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Purchaser is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to such Purchaser, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Purchaser to perform its obligations hereunder.

(c) Investment Intent. Such Purchaser understands that the Common Shares are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Common Shares as principal for its own account and not with a view to, or for, distributing or reselling such Common Shares or any part thereof in violation of the Securities Act or any applicable state securities laws, provided, that by making the representations herein, other than as set forth herein, such Purchaser does not agree to hold any of the Common Shares for any minimum period of time and reserves the right at all times to sell or otherwise dispose of all or any part of such Common Shares pursuant to an effective registration statement under the Securities Act or under an exemption from such registration and in compliance with applicable federal and state securities laws. Such Purchaser is acquiring the Common Shares hereunder in the ordinary course of its business. Such Purchaser does not presently have any agreement, plan or understanding, directly or indirectly, with any Person to distribute or effect any distribution of any of the Common Shares (or any securities which are derivatives thereof) to or through any Person or entity.

(d) Purchaser Status. At the time such Purchaser was offered the Common Shares, it was, and at the date hereof it is, an “accredited investor” as defined in Rule 501(a) under the Securities Act and, with respect to a Purchaser whose principal business address is in New York, at the date hereof it is an “institutional investor” as described in the Accredited Investor/Institutional Investor Questionnaire. Such Purchaser has provided the information in the Accredited Investor/Institutional Investor Questionnaire attached hereto as Exhibit B-1.

(e) Reliance. The Company and the Placement Agent (on behalf of its client) will be entitled to rely upon this Agreement and are irrevocably authorized to produce this Agreement or a copy hereof to (A) any regulatory authority having jurisdiction over the Company and its affiliates and (B) any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby, in each case, to the extent required by any court or governmental authority to which the Company is subject, provided that the Company provides the Purchaser with prior written notice of such disclosure to the extent practicable and allowed by applicable law.

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(f) General Solicitation. Purchaser: (i) became aware of the offering of the Common Shares, and the Common Shares were offered to Purchaser, solely by direct contact between Purchaser and the Company or Placement Agent, and not by any other means, including any form of “general solicitation” or “general advertising” (as such terms are used in Regulation D promulgated under the Securities Act and interpreted by the Commission); (ii) reached its decision to invest in the Company independently from any other Purchaser; (iii) has entered into no agreements with stockholders of the Company or other subscribers for the purpose of controlling the Company or any of its subsidiaries; and (iv) has entered into no agreements with stockholders of the Company or other subscribers regarding voting or transferring Purchaser’s interest in the Company.

(g) Direct Purchase. Purchaser is purchasing Common Shares directly from the Company and not from the Placement Agent. The Placement Agent did not make any representations, declarations or warranties to Purchaser, express or implied, regarding the Common Shares, the Company or the Company’s offering of the Common Shares, and the Placement Agent did not offer to sell, or solicit an offer to buy, any of the Common Shares that Purchaser proposes to acquire from the Company hereunder.

(h) Experience of Such Purchaser. Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Common Shares, and has so evaluated the merits and risks of such investment. Such Purchaser is able to bear the economic risk of an investment in the Common Shares and, at the present time, is able to afford a complete loss of such investment.

(i) Access to Information. Such Purchaser acknowledges that it has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Common Shares and the merits and risks of investing in the Common Shares and any such questions have been answered to such Purchaser’s reasonable satisfaction; (ii) access to information about the Company and the Subsidiaries and their respective financial condition, results of operations, business, properties and management sufficient to enable it to evaluate its investment; (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment; and (iv) the opportunity to ask questions of management and any such questions have been answered to such Purchaser’s reasonable satisfaction. Neither such inquiries nor any other investigation conducted by or on behalf of such Purchaser or its representatives or counsel shall modify, amend or affect such Purchaser’s right to rely on the truth, accuracy and completeness of the Company’s representations and warranties contained in the Transaction Documents. Such Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed decision with respect to its acquisition of the Common Shares. Purchaser acknowledges that neither the Company nor the Placement Agent has made any representation, express or implied, with respect to the accuracy, completeness or adequacy of any available information except, with respect to the Company, as expressly set forth in the SEC Reports or to the extent such information is covered by the representations and warranties of the Company contained in Section 3.1.

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(j) Brokers and Finders. Other than the Placement Agent with respect to the Company, no Person will have, as a result of the transactions contemplated by the Transaction Documents, any right, interest or claim against or upon the Company or any Purchaser for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Purchaser.

(k) Independent Investment Decision. Such Purchaser has independently evaluated the merits of its decision to purchase Common Shares pursuant to the Transaction Documents, and such Purchaser confirms that it has not relied on the advice of any other Purchaser’s business and/or legal counsel in making such decision. Such Purchaser understands that nothing in this Agreement or any other materials presented by or on behalf of the Company to the Purchaser in connection with the purchase of the Common Shares constitutes legal, regulatory, tax or investment advice. Such Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Common Shares. Such Purchaser understands that the Placement Agent has acted solely as the agent of the Company in this placement of the Common Shares and such Purchaser has not relied on any statement, representation or warranty including any business or legal advice of the Placement Agent or any of its agents, counsel or Affiliates in making its investment decision hereunder, and confirms that none of such Persons has made any representations or warranties to such Purchaser in connection with the transactions contemplated by the Transaction Documents.

(l) Acquisition. The Board of Directors of the Company will control the entry into the P&A Agreement with respect to any acquisition of the Failed Bank or any portion thereof and stockholders of the Company will have no opportunity to affect the investment decision regarding the potential acquisition.

(m) ERISA. (i) If Purchaser is, or is acting on behalf of, an ERISA Entity (as defined below), Purchaser represents and warrants that on the date hereof;

(A) The decision to invest assets of the ERISA Entity in the Common Shares was made by fiduciaries independent of the Company or its affiliates, which fiduciaries are duly authorized to make such investment decisions and who have not relied on any advice or recommendations of the Company or its affiliates;

(B) Neither the Company nor any of its agents, representatives or affiliates have exercised any discretionary authority or control with respect to the ERISA Entity’s investment in the Common Shares;

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(C) The purchase and holding of the Common Shares will not constitute a nonexempt prohibited transaction under ERISA or Section 4975 of the Code or a similar violation under any applicable similar laws; and

(D) The terms of the Documents comply with the instruments and applicable laws governing such ERISA Entity.

(ii) For the purpose of this paragraph, the term “ERISA Entity” will mean (A) an “employee benefit plan” within the meaning of Section 3(3) of ERISA subject to Title I of ERISA, (B) a “plan” within the meaning of Section 4975(e)(1) of the Code and (C) any person whose assets are deemed to be “plan assets” within the meaning of ERISA Section 3(42) and 29 C.F.R. § 2510.3-101 or otherwise under ERISA.

(n) Reliance on Exemptions. Such Purchaser understands that the Common Shares being offered and sold to it in reliance on specific exemptions from the registration requirements of U.S. federal and state securities laws and that the Company is relying upon, among other things, the truth and accuracy of, and such Purchaser’s compliance with, the representations, warranties, agreements, acknowledgements and understandings of such Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of such Purchaser to acquire the Common Shares.

(o) No Governmental Review. Such Purchaser understands that no U.S. federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Common Shares or the fairness or suitability of the investment in the Common Shares nor have such authorities passed upon or endorsed the merits of the offering of the Common Shares. Purchaser understands that the Common Shares are not savings accounts, deposits or other obligations of any bank and are not insured by the FDIC, including the FDIC’s Deposit Insurance Fund, or any other governmental agency.

(p) Antitrust. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any governmental entity or authority or any other person or entity in respect of any law or regulation, including the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder, is necessary or required, and no lapse of a waiting period under law applicable to such Purchaser is necessary or required, in each case in connection with the execution, delivery or performance by such Purchaser of this Agreement or the purchase of the Common Shares contemplated hereby.

(q) Residency. Such Purchaser’s residence (if an individual) or office in which its investment decision with respect to the Common Shares was made (if an entity) are located at the address immediately below such Purchaser’s name on its signature page hereto.

(r) Regulatory Matters. Purchaser understands and acknowledges that: (i) the Company is a registered bank holding company under the BHCA, and is subject to regulation by the FRB; (ii) acquisitions of interests in bank holding companies are subject to the BHCA and the Change in Bank Control Act (the “CIBCA”) and may be reviewed by the FRB to determine the circumstances under which such acquisitions of interests will result in Purchaser becoming subject to the BHCA or subject to the prior notice requirements of the CIBCA. Assuming the accuracy of the representations and warranties of the Company contained herein, Purchaser represents that neither it nor its Affiliates will, as a result of the transactions contemplated herein, be deemed to (i) own or control 10% or more of any class of voting securities of the Company or (ii) otherwise control the Company for purposes of the BHCA or CIBCA. Purchaser is not participating and has not participated with any other investor in the offering of the Common Shares in any joint activity or parallel action towards a common goal between or among such investors of acquiring control of the Company.

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(s) OFAC and Anti-Money Laundering. The Purchaser understands, acknowledges, represents and agrees that (i) the Purchaser is not the target of any sanction, regulation, or law promulgated by the Office of Foreign Assets Control, the Financial Crimes Enforcement Network or any other U.S. governmental entity (“U.S. Sanctions Laws”); (ii) the Purchaser is not owned by, controlled by, under common control with, or acting on behalf of any person that is the target of U.S. Sanctions Laws; (iii) the Purchaser is not a “foreign shell bank” and is not acting on behalf of a “foreign shell bank” under applicable anti-money laundering laws and regulations; (iv) the Purchaser’s entry into this Agreement or consummation of the transactions contemplated hereby will not contravene U.S. Sanctions Laws or applicable anti-money laundering laws or regulations; (v) the Purchaser will promptly provide to the Company or any regulatory or law enforcement authority such information or documentation as may be required to comply with U.S. Sanctions Laws or applicable anti-money laundering laws or regulations; and (vi) the Company may provide to any regulatory or law enforcement authority information or documentation regarding, or provided by, the Purchaser for the purposes of complying with U.S. Sanctions Laws or applicable anti-money laundering laws or regulations.

(t) No Discussions. Purchaser has not discussed the Offering with any other party or potential investors (other than the Company, Placement Agent, any other Purchaser and Purchaser’s authorized representatives), except as expressly permitted under the terms of this Agreement.

(u) Knowledge as to Conditions. Purchaser does not know of any reason why any regulatory approvals and, to the extent necessary, any other approvals, authorizations, filings, registrations, and notices required or otherwise a condition to the consummation by it of the transactions contemplated by this Agreement will not be obtained.

The Company and each of the Purchasers acknowledge and agree that no party to this Agreement has made or makes any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Article 3 and the Transaction Documents.

ARTICLE 4:

OTHER AGREEMENTS OF THE PARTIES

4.1 Transfer Restrictions.

(a) Compliance with Laws. Notwithstanding any other provision of this Article 4, each Purchaser covenants that the Common Shares may be disposed of only pursuant to an effective registration statement under, and in compliance with the requirements of, the Securities Act, or pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, and in compliance with any applicable state, federal or foreign securities laws. In connection with any transfer of the Common Shares other than (i) pursuant to an effective registration statement, (ii) to the Company or (iii) pursuant to Rule 144 (provided that the transferor provides the Company with reasonable assurances (in the form of seller and broker representation letters) that such securities may be sold pursuant to such rule), the Company may require the transferor thereof to provide to the Company and the Transfer Agent, at the transferor’s expense, an opinion of counsel selected by the transferor, which counsel must be reasonably acceptable to the Company and the Transfer Agent, and the form and substance of which opinion shall be reasonably satisfactory to the Company and the Transfer Agent, to the effect that such transfer does not require registration of such transferred Common Shares under the Securities Act. As a condition of transfer (other than pursuant to clauses (i), (ii) or (iii) of the preceding sentence), any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights of a Purchaser under this Agreement and the Registration Rights Agreement with respect to such transferred Common Shares.

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(b) Legends. Certificates evidencing the Common Shares shall bear any legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the following form (and, with respect to Common Shares held in book-entry form, the Transfer Agent will record such a legend on the share register), until such time as they are not required under Section 4.1(c) or applicable law:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OR (B) AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL WHICH COUNSEL AND OPINION MUST BE REASONABLY SATISFACTORY TO THE COMPANY AND ITS TRANSFER AGENT OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT (PROVIDED THAT THE TRANSFEROR PROVIDES THE COMPANY WITH REASONABLE ASSURANCES (IN THE FORM OF SELLER AND BROKER REPRESENTATION LETTERS) THAT THE SECURITIES MAY BE SOLD PURSUANT TO SUCH RULE). NO REPRESENTATION IS MADE BY THE ISSUER AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT FOR RESALES OF THESE SECURITIES.

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(c) Removal of Legends. The restrictive legend set forth in Section 4.1(b) above shall be removed and the Company shall issue a certificate without such restrictive legend or any other restrictive legend to the holder of the applicable Common Shares upon which it is stamped or issue to such holder by electronic delivery at the applicable balance account at DTC, if (i) such Common Shares are registered for resale under the Securities Act, (ii) such Common Shares are sold or transferred pursuant to Rule 144 (if the transferor is not an Affiliate of the Company), or (iii) such Common Shares are eligible for sale under Rule 144, without the requirement for the Company to be in compliance with the current public information required under Rule 144(c)(1) (or Rule 144(i)(2), if applicable) as to such securities and without volume or manner-of-sale restrictions. Following the earlier of (i) the Effective Date (as defined in the Registration Rights Agreement) or (ii) Rule 144 becoming available for the resale of Common Shares (if the holder of the Common Shares is not an Affiliate of the Company), without the requirement for the Company to be in compliance with the current public information required under 144(c)(1) (or Rule 144(i)(2), if applicable) as to the Common Shares and without volume or manner-of-sale restrictions, the Company shall instruct the Transfer Agent to remove the legend from the Common Shares and shall cause its counsel to issue any legend removal opinion required by the Transfer Agent. Any fees (with respect to the Transfer Agent, Company counsel or otherwise) associated with the issuance of such opinion or the removal of such legend shall be borne by the Company. If a legend is no longer required pursuant to the foregoing, the Company will no later than three (3) Trading Days following the delivery by a Purchaser to the Company or the Transfer Agent (with notice to the Company) of a legended certificate or instrument representing such Common Shares (endorsed or with stock powers attached, signatures guaranteed, and otherwise in form necessary to affect the reissuance and/or transfer) and a representation letter to the extent required by Section 4.1(a), deliver or cause to be delivered to such Purchaser a certificate or instrument (as the case may be) representing such Common Shares that is free from all restrictive legends. The Company may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in this Section 4.1(c). Certificates for Common Shares free from all restrictive legends may be transmitted by the Transfer Agent to the Purchasers by crediting the account of the Purchaser’s prime broker with DTC as directed by such Purchaser.

(d) Acknowledgement. Each Purchaser hereunder acknowledges its primary responsibilities under the Securities Act and accordingly will not sell or otherwise transfer the Common Shares or any interest therein without complying with the requirements of the Securities Act and the rules and regulations promulgated thereunder and the requirements set forth in this Agreement. Except as otherwise provided below, while the above-referenced registration statement remains effective, each Purchaser hereunder may sell the Common Shares in accordance with the plan of distribution contained in the registration statement and if it does so it will comply therewith and with the related prospectus delivery requirements unless an exemption therefrom is available or unless the Common Shares are sold pursuant to Rule 144. Each Purchaser, severally and not jointly with the other Purchasers, agrees that if it is notified by the Company in writing at any time that the registration statement registering the resale of the Common Shares is not effective or that the prospectus included in such registration statement no longer complies with the requirements of Section 10 of the Securities Act, such Purchaser will refrain from selling such Common Shares until such time as such Purchaser is notified by the Company that such registration statement is effective or such prospectus is compliant with Section 10 of the Exchange Act, unless such Purchaser is able to, and does, sell such Common Shares pursuant to an available exemption from the registration requirements of Section 5 of the Securities Act.

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4.2 Acknowledgment of Dilution. The Company acknowledges that the issuance of the Common Shares may result in dilution of the outstanding shares of Common Stock. The Company further acknowledges that its obligations under the Transaction Documents, including without limitation its obligation to issue the Common Shares pursuant to the Transaction Documents, are unconditional and absolute and not subject to any right of set off, counterclaim, delay or reduction, regardless of the effect of any such dilution or any claim the Company may have against any Purchaser and regardless of the dilutive effect that such issuance may have on the ownership of the other stockholders of the Company.

4.3 Furnishing of Information. In order to enable the Purchasers to sell the Common Shares under Rule 144 of the Securities Act, for a period of one year from the Closing, the Company shall maintain the registration of the Common Stock under Section 12(b) or 12(g) of the Exchange Act and to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act. During such one year period, if the Company is not required to file reports pursuant to such laws, it will prepare and furnish to the Purchasers and make publicly available the information described in Rule 144(c)(2), if the provision of such information will allow resales of the Common Shares pursuant to Rule 144.

4.4 Form D and Blue Sky. The Company agrees to timely file a Form D with respect to the Common Shares as required under Regulation D. The Company, on or before the Closing Date, shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Common Shares for sale to the Purchasers at the Closing pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States (or to obtain an exemption from such qualification). The Company shall make all filings and reports relating to the offer and sale of the Common Shares required under applicable securities or “Blue Sky” laws of the states of the United States following the Closing Date.

4.5 No Integration. The Company shall not, and shall use its commercially reasonable efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that will be integrated with the offer or sale of the Common Shares in a manner that would require the registration under the Securities Act of the sale of the Common Shares to the Purchasers.

4.6 Securities Laws Disclosure; Publicity. On or before 7:30 p.m., New York time, on the Closing Date, the Company shall issue one or more press releases (collectively, the “Press Release”) disclosing the material terms of the transactions contemplated hereby, including, without limitation, the issuance of the Common Shares and the acquisition of the Failed Bank, and any other material, nonpublic information that the Company may have provided to any Purchaser at any time prior to the filing of the Press Release, including, without limitation, the Financial Information. On or before 5:30 p.m., New York time, on the fourth Trading Day immediately following the Closing Date, the Company will file a Current Report on Form 8-K with the Commission describing the terms of the Transaction Documents and the P&A Agreement (and including as exhibits to such Current Report on Form 8-K the material Transaction Documents (including, without limitation, this Agreement and the Registration Rights Agreement) and the P&A Agreement (unless the FDIC objects)). Whether or not the transactions contemplated hereby close, on or before 7:30 p.m., New York time, on July 23, 2010, the Company shall issue a press release disclosing the Financial Information. Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Purchaser or any Affiliate or investment adviser of any Purchaser, or include the name of any Purchaser or any Affiliate or investment adviser of any Purchaser in any press release or filing with the Commission (other than the Registration Statement) or Trading Market, without the prior written consent of such Purchaser, except (i) as required by federal securities law in connection with (A) any registration statement contemplated by the Registration Rights Agreement and (B) the filing of final Transaction Documents with the Commission and (ii) to the extent such disclosure is required by law, at the request of the Staff of the Commission or Trading Market regulations, in which case the Company shall provide the Purchasers with prior written notice of such disclosure permitted under this subclause (ii) to the extent practicable and allowed by applicable law. Notwithstanding the foregoing, the Company may disclose the name of any Purchaser or any Affiliate or investment adviser of any Purchaser to the FDIC in connection with its bid for the Failed Bank. From and after the issuance of the Press Release, no Purchaser shall be in possession of any material, non-public information received from the Company, any Subsidiary or any of their respective officers, directors or employees, that is not disclosed in the Press Release. Each Purchaser, severally and not jointly with the other Purchasers, covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company as described in this Section 4.6, such Purchaser will maintain the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction).

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4.7 Non-Public Information. Except with the express written consent of such Purchaser and unless prior thereto such Purchaser shall have executed a written agreement regarding the confidentiality and use of such information, the Company shall not, and shall cause each Subsidiary and each of their respective officers, directors, employees and agents, not to, and each Purchaser shall not directly solicit the Company, any of its Subsidiaries or any of their respective officers, directors, employees or agents to provide any Purchaser with any material, non-public information regarding the Company or any of its Subsidiaries from and after the filing of the Press Release.

4.8 Indemnification.

(a) Indemnification of Purchasers. In addition to the indemnity provided in the Registration Rights Agreement, the Company will indemnify and hold each Purchaser and its directors, officers, stockholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls such Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, stockholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling person (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Purchaser Party may suffer or incur as a result of (i) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents or (ii) any action instituted against a Purchaser Party in any capacity, or any of them or their respective affiliates, by any stockholder of the Company who is not an affiliate of such Purchaser Party, with respect to any of the transactions contemplated by this Agreement. The Company will not be liable to any Purchaser Party under this Agreement to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Purchaser Party’s breach of any of the representations, warranties, covenants or agreements made by such Purchaser Party in this Agreement or in the other Transaction Documents or attributable to the gross negligence or willful misconduct on the part of such Purchaser Party.

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(b) Conduct of Indemnification Proceedings. Promptly after receipt by any Person (the “Indemnified Person”) of notice of any demand, claim or circumstances which would or might give rise to a claim or the commencement of any action, proceeding or investigation in respect of which indemnity may be sought pursuant to Section 4.8(a), such Indemnified Person shall promptly notify the Company in writing and the Company shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Person, and shall assume the payment of all fees and expenses; provided, that the failure of any Indemnified Person so to notify the Company shall not relieve the Company of its obligations hereunder except to the extent that the Company is actually and materially and adversely prejudiced by such failure to notify. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless: (i) the Company and the Indemnified Person shall have mutually agreed to the retention of such counsel; (ii) the Company shall have failed promptly to assume the defense of such proceeding and to employ counsel reasonably satisfactory to such Indemnified Person in such proceeding; or (iii) in the reasonable judgment of counsel to such Indemnified Person, representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them; provided, that the Indemnifying Party shall not be liable for the fees and expenses of more than one separate firm of attorneys at any time for all Indemnified Parties. The Company shall not be liable for any settlement of any proceeding effected without its written consent, which consent shall not be unreasonably withheld, delayed or conditioned. Without the prior written consent of the Indemnified Person, which consent shall not be unreasonably withheld, delayed or conditioned, the Company shall not effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Person from all liability arising out of such proceeding.

4.9 Listing of Common Stock. The Company will use its reasonable best efforts to list the Common Shares on the NASDAQ Global Select Market and maintain the listing of the Common Stock on the NASDAQ Global Select Market.

4.10 Use of Proceeds. The Company intends to use the net proceeds from the sale of the Common Shares hereunder for the purpose of acquiring certain assets and liabilities of the Failed Bank from the FDIC and related transaction fees and expenses and general corporate purposes.

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4.11 Limitation on Beneficial Ownership. No Purchaser (and its Affiliates or any other Persons with which it is acting in concert) will be entitled to purchase a number of Common Shares that would result in such Purchaser becoming, directly or indirectly, the beneficial owner (as determined under Rule 13d-3 under the Exchange Act) of more than 9.9% of the number of shares of Common Stock issued and outstanding.

ARTICLE 5:

CONDITIONS PRECEDENT TO CLOSING

5.1 Conditions Precedent to the Obligations of the Purchasers to Purchase Common Shares. The obligation of each Purchaser to acquire Common Shares at the Closing is subject to the fulfillment, on or prior to the Closing Date, of each of the following conditions, any of which may be waived by such Purchaser (as to itself only):

(a) Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality, which shall be true and correct in all respects) as of the date hereof and as of the Closing Date, as though made on and as of such date, except for such representations and warranties that speak as of a specific date.

(b) Performance. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by it at or prior to the Closing.

(c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

(d) Consents. Other than the Required Approvals contemplated in Section 3.1(e)(i), (ii) and (iii) above, the Company shall have obtained in a timely fashion any and all consents, permits, approvals, registrations and waivers necessary for consummation of the purchase and sale of the Common Shares, all of which shall be and remain so long as necessary in full force and effect.

(e) Company Deliverables. The Company shall have delivered the Company Deliverables in accordance with Section 2.2(a).

(f) Compliance Certificate. The Company shall have delivered to each Purchaser a certificate, dated as of the Closing Date and signed by its Chief Executive Officer or its Chief Financial Officer, dated as of the Closing Date, certifying to the fulfillment of the conditions specified in Sections 5.1(a) and (b) in the form attached hereto as Exhibit E.

(g) Termination. This Agreement shall not have been terminated as to such Purchaser in accordance with Sections 6.16 or 6.17 herein.

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(h) Acquisition. (i) The FDIC shall have accepted the bid from the Bank for the Failed Bank, (ii) the Bank shall have executed the P&A Agreement with the FDIC with respect to the Failed Bank and (iii) the closing under the P&A Agreement shall be imminent.

(i) Minimum Gross Proceeds. The Company shall simultaneously issue and deliver at the Closing to the Purchasers hereunder in the aggregate at least sufficient Common Shares against payment of aggregate Subscription Amounts of at least $54.95 million.

(j) Bank Regulatory Issues. The purchase of such Common Shares shall not (i) cause such Purchaser or any of its Affiliates to violate any bank regulation, (ii) require such Purchaser or any of its Affiliates to file a prior notice with the Federal Reserve or its delegee under the CIBCA or the BHCA or obtain the prior approval of any bank regulator or (iii) cause such Purchaser, together with any other person whose Company securities would be aggregated with such Purchaser’s Company securities for purposes of any bank regulation or law, to collectively be deemed to own, control or have the power to vote securities which (assuming, for this purpose only, full conversion and/or exercise of such securities by the Purchaser) would represent more than 9.9% of the voting securities of the Company outstanding at such time.

(k) FDIC Policy Statement. Such Purchaser shall not have been made subject to the FDIC Policy Statement solely as a result of its purchase of Common Shares hereunder.

5.2 Conditions Precedent to the Obligations of the Company to sell Common Shares. The Company’s obligation to sell and issue the Common Shares at the Closing is subject to the fulfillment, on or prior to the Closing Date, of the following conditions, any of which may be waived by the Company:

(a) Representations and Warranties. The representations and warranties made by each Purchaser in Section 3.2 hereof shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality, which shall be true and correct in all respects) as of the date hereof and as of the Closing Date as though made on and as of such date, except for representations and warranties that speak as of a specific date.

(b) Performance. Such Purchaser shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by such Purchaser at or prior to the Closing Date.

(c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

(d) Consents. Other than the Required Approvals contemplated in Section 3.1(e)(i), (ii) and (iii) above, the Company shall have obtained in a timely fashion any and all consents, permits, approvals, registrations and waivers necessary for consummation of the purchase and sale of the Common Shares, all of which shall be and remain so long as necessary in full force and effect.

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(e) Purchasers Deliverables. Such Purchaser shall have delivered its Purchaser Deliverables in accordance with Section 2.2(b).

(f) Termination. This Agreement shall not have been terminated as to such Purchaser in accordance with Sections 6.16 or 6.17 herein.

ARTICLE 6:

MISCELLANEOUS

6.1 Fees and Expenses. The Company shall pay the reasonable legal fees and expenses of Greenberg Traurig LLP, counsel to certain Purchasers, incurred by such Purchasers in connection with the transactions contemplated by the Transaction Documents, upon submission of a reasonably itemized invoice, up to a maximum amount of $15,000, which amount shall be paid directly by the Company at the Closing or paid by the Company upon termination of this Agreement so long as such termination did not occur as a result of a material breach by any such Purchaser of any of its obligations hereunder (as the case may be). Except as set forth above or elsewhere in the Transaction Documents, the parties hereto shall be responsible for the payment of all expenses incurred by them in connection with the preparation and negotiation of the Transaction Documents and the consummation of the transactions contemplated hereby. The Company shall pay all amounts owed to the Placement Agent relating to or arising out of the transactions contemplated hereby. The Company shall pay all Transfer Agent fees, stamp taxes and other taxes and duties levied in connection with the sale and issuance of the Common Shares to the Purchasers.

6.2 Entire Agreement. The Transaction Documents, together with the Exhibits and Schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements, understandings, discussions and representations, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules. At or after the Closing, and without further consideration, the Company and the Purchasers will execute and deliver to the other such further documents as may be reasonably requested in order to give practical effect to the intention of the parties under the Transaction Documents.

6.3 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile (provided the sender receives a machine-generated confirmation of successful transmission) at the facsimile number specified in this Section prior to 5:00 p.m., New York time, on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a Trading Day or later than 5:00 p.m., New York time, on any Trading Day, (c) if sent by U.S. nationally recognized overnight courier service with next day delivery specified (receipt requested) the Trading Day following delivery to such courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

If to the Company:	Renasant Corporation
209 Troy Street
Tupelo, MS 38802-0709
Attention: Mr. E. Robinson McGraw
Fax: (662) 680-1230

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With a copy to:	Phelps Dunbar, LLP 365 Canal Street Suite 2000 New Orleans, LA 70130 Fax: (504) 568-9130
If to a Purchaser:	To the address set forth under such Purchaser’s name on the signature page hereof;

or such other address as may be designated in writing hereafter, in the same manner, by such Person.

6.4 Amendments; Waivers; No Additional Consideration. No amendment or waiver of any provision of this Agreement will be effective with respect to any party unless made in writing and signed by an officer or a duly authorized representative of such party. No consideration shall be offered or paid to any Purchaser to amend or consent to a waiver or modification of any provision of any Transaction Document unless the same consideration is also offered to all Purchasers who then hold Common Shares.

6.5 Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. This Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement or any of the Transaction Documents.

6.6 Successors and Assigns. The provisions of this Agreement shall inure to the benefit of and be binding upon the parties and their successors and permitted assigns. This Agreement, or any rights or obligations hereunder, may not be assigned by the Company without the prior written consent of the Purchasers. Any Purchaser may assign its rights hereunder in whole or in part to any Person to whom such Purchaser assigns or transfers any Common Shares in compliance with the Transaction Documents and applicable law, provided such transferee shall agree in writing to be bound, with respect to the transferred Common Shares, by the terms and conditions of this Agreement that apply to the “Purchasers”.

6.7 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, other than, solely with respect to the provisions of Section 4.8, the Indemnified Persons.

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6.8 Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State. Each party agrees that all Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective Affiliates, employees or agents) may be commenced on a non-exclusive basis in the New York Courts. Each party hereto hereby irrevocably submits to the non-exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any such New York Court, or that such Proceeding has been commenced in an improper or inconvenient forum. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

6.9 Survival. Subject to applicable statute of limitations, the representations and warranties and agreements and covenants to be performed after the Closing contained herein shall survive the Closing and the delivery of the Common Shares; provided, that the representations and warranties of the Company shall survive the Closing and the delivery of Common Shares for a period of one year.

6.10 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

6.11 Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

6.12 Replacement of Common Shares. If any certificate or instrument evidencing any Common Shares is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company and the Transfer Agent of such loss, theft or destruction and the execution by the holder thereof of a customary lost certificate affidavit of that fact and an agreement to indemnify and hold harmless the Company and the Transfer Agent for any losses in connection therewith or, if required by the Transfer Agent, a bond in such form and amount as is required by the Transfer Agent. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Common Shares. If a replacement certificate or instrument evidencing any Common Shares is requested due to a mutilation thereof, the Company may require delivery of such mutilated certificate or instrument as a condition precedent to any issuance of a replacement.

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6.13 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers and the Company may be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agree to waive in any action for specific performance of any such obligation (other than in connection with any action for a temporary restraining order) the defense that a remedy at law would be adequate.

6.14 Payment Set Aside. To the extent that the Company makes a payment or payments to any Purchaser pursuant to any Transaction Document or a Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

6.15 Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under any Transaction Document. The decision of each Purchaser to purchase Common Shares pursuant to the Transaction Documents has been made by such Purchaser independently of any other Purchaser and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations or condition (financial or otherwise) of the Company or any Subsidiary which may have been made or given by any other Purchaser or by any agent or employee of any other Purchaser, and no Purchaser and any of its agents or employees shall have any liability to any other Purchaser (or any other Person) relating to or arising from any such information, materials, statement or opinions. Nothing contained herein or in any Transaction Document, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Purchaser acknowledges that no other Purchaser has acted as agent for such Purchaser in connection with making its investment hereunder and that no Purchaser will be acting as agent of such Purchaser in connection with monitoring its investment in the Common Shares or enforcing its rights under the Transaction Documents. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. It is expressly understood and agreed that each provision contained in this Agreement is between the Company and a Purchaser, solely, and not between the Company and the Purchasers collectively and not between and among the Purchasers.

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6.16 Effectiveness. Sections 6.1 through 6.8, Section 6.10, Section 6.11, this Section 6.16 and the third sentence of Section 4.6, shall be effective upon the execution of this Agreement by the parties hereto. All other provisions of this Agreement shall become automatically effective, without further action of the parties, upon the later of the date (such date, the “Effectiveness Date”) (i) that is two Business Days prior to the date (the “Scheduled Date”) on which the FDIC is scheduled to be appointed receiver for the Failed Bank and will enter into the P&A Agreement with the Bank relating to the Bank’s purchase of certain assets and assumption of deposits (and certain other specified liabilities) of the Failed Bank and (ii) that the Company notifies the Purchasers of the Scheduled Date. The Company will provide notification to each Purchaser of (i) the Scheduled Date upon the notification to the Company by the FDIC that the Bank is the winning bidder for the Failed Bank and (ii) any changes to the Scheduled Date by the FDIC following the initial determination of the Scheduled Date by the FDIC. If (i) the FDIC notifies the Company that the Bank will not be permitted to enter a bid for the Failed Bank, (ii) the FDIC has notified the Company that the scheduled due date for bids with respect to the Failed Bank has been modified, changed or set to a date later than August 18, 2010, or such other date as the parties mutually agree, or that the FDIC intends not to schedule or re-schedule a bid date for the Failed Bank on or before August 18, 2010, or such other date as the parties mutually agree, (iii) the Bank fails to submit a bid for the Failed Bank by the deadline for such submission established by the FDIC, (iv) the FDIC has notified the Company that the Bank is not the winning bidder for the Failed Bank, (v) no bid by the Bank for the Failed Bank has been accepted by the FDIC by August 20, 2010 or (vi) if the Bank has been selected as the winning bidder for the Failed Bank, the P&A Closing has not occurred by August 20, 2010, then, in each case, this Agreement shall terminate automatically without any action by the parties hereto, other than Sections 6.1 through 6.8, Section 6.10, Section 6.11, this Section 6.16 and the third sentence of Section 4.6, which shall survive such termination. The Company shall promptly notify Purchaser upon receipt of any notification described in the two preceding sentences from the FDIC. Prior to such termination, neither party may revoke its acceptance of this Agreement.

6.17 Termination, Rescission.

(a) In the event that, following the Effectiveness Date, the Purchase and Assumption Agreement with the FDIC relating to the purchase by Renasant Bank, a wholly owned Subsidiary of the Company (the “Bank”), of certain assets, and the assumption by the Bank of deposits (and certain other specified liabilities), of Crescent Bank, Jasper, Georgia (“Failed Bank”) (the “P&A Agreement”), is not entered into on or before August 20, 2010, or is entered into prior to such date but the consummation of the transfer of the assets and liabilities of the Failed Bank to the Bank pursuant to the P&A Agreement (such transfer, the “P&A Closing”) does not occur by August 20, 2010, then either the Company, upon written notice to the Purchasers, or any Purchaser, solely with respect to itself and not with respect to any other Purchaser, upon written notice to the Company, may terminate this Agreement.

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(b) Promptly following the termination of this Agreement pursuant to Section 6.16 or Section 6.17(a), the Company shall provide written notice to the Escrow Agent notifying the Escrow Agent that this Agreement has been terminated. Pursuant to the terms of the Escrow Agreement, the Escrow Agent shall (A) distribute to each Purchaser that is not a Section 2.1(c)(iii) Purchaser such Purchaser’s Subscription Amount and (B) advise the Transfer Agent that the share issuance instructions with respect to such Purchaser shall be null and void.

(c) In the event that following the Closing, the P&A Agreement is not entered into on or before August 20, 2010 or the P&A Agreement is terminated prior to the P&A Closing, or the P&A Closing does not occur by August 20, 2010, then the Company shall promptly notify Purchaser of such event and either (i) the Company, upon written notice to the Purchasers, may redeem the Common Shares purchased hereunder or (ii) any Purchaser, solely with respect to itself and not with respect to any other Purchaser, upon written notice to the Company, require the Company to repurchase the Common Shares purchased hereunder as specified on such Purchaser’s signature page hereto. Promptly following either such notice, (i) the Company and Purchaser shall provide written notice to the Transfer Agent notifying the Transfer Agent that such Common Shares have been redeemed or repurchased, as the case may be (unless Purchaser is a Certificate Purchaser, in which case Purchaser shall return to the Company for cancellation the certificates for its Common Shares concurrently with the Company returning Purchaser’s Subscription Amount pursuant to the following clause (ii)) and (ii) the Company shall promptly return to Purchaser by wire transfer of immediately available funds to a bank account designated by Purchaser, its Subscription Amount.

(d) Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever any Purchaser exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

[REMAINDER OF THE PAGE IS INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

RENASANT CORPORATION

By:
Name: Title:

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

[SIGNATURE PAGES FOR PURCHASERS FOLLOW]

PURCHASER:

By:

Name:

Title:

Aggregate Purchase Price (Subscription Amount): $

Number of Common Shares to be Acquired:

Tax ID No.:

Address for Notice:

Telephone No.:
Facsimile No.:
E-mail Address:

Attention:

Wire instructions for return of escrowed funds:

☐ Purchaser is prohibited by the terms of its organizational or constituent documents to enter into an escrow agreement and has provided the Company with documented evidence of such prohibition. Purchaser meets the requirements of a Section 2.1(c)(iii) Purchaser.

☐ Purchaser has entered into a Custodian Agreement.

Delivery Instructions:
(if different than above)
c/o

Street:

City/State/Zip:

Attention:

Telephone No.:

[Signature Page to Securities Purchase Agreement]

EXHIBITS

A:	Form of Registration Rights Agreement
B-1:	Accredited Investor/Institutional Investor Questionnaire
B-2:	Stock Certificate Questionnaire
C:	Form of Opinion of Company Counsel
D:	Form of Secretary’s Certificate
E:	Form of Officer’s Certificate
F:	Subsidiaries of the Company
G:	Form of Escrow Agreement

EXHIBIT A

Form of Registration Rights Agreement

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made and entered into as of July 13, 2010, by and among Renasant Corporation, a Mississippi corporation (the “Company”), and the several purchasers signatory hereto (each a “Purchaser” and collectively, the “Purchasers”).

This Agreement is made pursuant to the Securities Purchase Agreement, dated as of July 13, 2010 between the Company and each Purchaser (the “Purchase Agreement”).

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and each of the Purchasers agree as follows:

1. Definitions. Capitalized terms used and not otherwise defined herein that are defined in the Purchase Agreement shall have the meanings given such terms in the Purchase Agreement. As used in this Agreement, the following terms shall have the following meanings:

“Advice” shall have the meaning set forth in Section 6(d).

“Affiliate” means, with respect to any person, any other person which directly or indirectly controls, is controlled by, or is under common control with, such person.

“Agreement” shall have the meaning set forth in the Preamble.

“Business Day” means a day, other than a Saturday or Sunday, on which banks in New York City are open for the general transaction of business.

“Closing” has the meaning set forth in the Purchase Agreement.

“Closing Date” has the meaning set forth in the Purchase Agreement.

“Commission” means the Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, par value $5.00 per share, and any securities into which such shares of common stock may hereinafter be reclassified.

“Company” shall have the meaning set forth in the Preamble.

“Effective Date” means the date that the Registration Statement filed pursuant to Section 2(a) is first declared effective by the Commission.

“Effectiveness Deadline” means, with respect to the Initial Registration Statement or the New Registration Statement, the earlier of (i) the 60th calendar day following the Closing Date (or the 90th calendar day following the Closing Date in the event that such registration statement is subject to review by the Commission) and (ii) the 5th Trading Day after the date the Company is notified (orally or in writing, whichever is earlier) by the Commission that such Registration Statement will not be “reviewed” or will not be subject to further review; provided, that if the Effectiveness Deadline falls on a Saturday, Sunday or other day that the Commission is closed for business, the Effectiveness Deadline shall be extended to the next Business Day on which the Commission is open for business.

Exhibit A - 1

“Effectiveness Period” shall have the meaning set forth in Section 2(b).

“Event” shall have the meaning set forth in Section 2(c).

“Event Date” shall have the meaning set forth in Section 2(c).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Filing Deadline” means, with respect to the Initial Registration Statement required to be filed pursuant to Section 2(a), the 30th calendar day following the Closing Date, provided, that if the Filing Deadline falls on a Saturday, Sunday or other day that the Commission is closed for business, the Filing Deadline shall be extended to the next business day on which the Commission is open for business.

“Holder” or “Holders” means the holder or holders, as the case may be, from time to time of Registrable Securities.

“Indemnified Party” shall have the meaning set forth in Section 5(c).

“Indemnifying Party” shall have the meaning set forth in Section 5(c).

“Initial Registration Statement” means the initial Registration Statement filed pursuant to Section 2(a) of this Agreement.

“Liquidated Damages” shall have the meaning set forth in Section 2(c).

“Losses” shall have the meaning set forth in Section 5(a).

“New Registration Statement” shall have the meaning set forth in Section 2(a).

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Principal Market” means the Trading Market on which the Common Stock is primarily listed on and quoted for trading, which, as of the Closing Date, shall be the NASDAQ Global Select Market.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

Exhibit A - 2

“Prospectus” means the prospectus included in a Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by a Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

“Purchase Agreement” shall have the meaning set forth in the Recitals.

“Purchaser” or “Purchasers” shall have the meaning set forth in the Preamble.

“Registrable Securities” means all of the Common Shares and the and any securities issued or issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the Common Shares, provided, that the Holder has completed and delivered to the Company a Selling Stockholder Questionnaire; and provided, further, that Common Shares shall cease to be Registrable Securities upon the earliest to occur of the following: (A) a sale pursuant to a Registration Statement or Rule 144 under the Securities Act (in which case, only such security sold shall cease to be a Registrable Security); (B) becoming eligible for sale without the requirement for the Company to be in compliance with the current public information required under Rule 144(c)(1) (or Rule 144(i)(2), if applicable) and without volume or manner of sale restrictions by Holders who are not Affiliates of the Company; (C) if such Common Shares have ceased to be outstanding; or (D) if such Common Shares have been sold in a private transaction in which the Holder’s rights under this Agreement have not been assigned to the transferee.

“Registration Statements” means any one or more registration statements of the Company filed under the Securities Act that covers the resale of any of the Registrable Securities pursuant to the provisions of this Agreement (including without limitation the Initial Registration Statement, the New Registration Statement and any Remainder Registration Statements), amendments and supplements to such Registration Statements, including post-effective amendments, all exhibits and all material incorporated by reference or deemed to be incorporated by reference in such Registration Statements.

“Remainder Registration Statement” shall have the meaning set forth in Section 2(a).

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Rule 415” means Rule 415 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

Exhibit A - 3

“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“SEC Guidance” means (i) any publicly-available written or oral guidance, comments, requirements or requests of the Commission staff and (ii) the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Selling Stockholder Questionnaire” means a questionnaire in the form attached as Annex B hereto, or such other form of questionnaire as may reasonably be adopted by the Company from time to time.

“Trading Day” means (i) a day on which the Common Stock is listed or quoted and traded on its Principal Market (other than the OTC Bulletin Board), or (ii) if the Common Stock is not listed on a Trading Market (other than the OTC Bulletin Board), a day on which the Common Stock is traded in the over-the-counter market, as reported by the OTC Bulletin Board, or (iii) if the Common Stock is not quoted on any Trading Market, a day on which the Common Stock is quoted in the over-the-counter market as reported in the “pink sheets” by Pink Sheets LLC (or any similar organization or agency succeeding to its functions of reporting prices); provided, that in the event that the Common Stock is not listed or quoted as set forth in (i), (ii) and (iii) hereof, then Trading Day shall mean a Business Day.

“Trading Market” means whichever of the New York Stock Exchange, the NYSE Amex, the NASDAQ Global Select Market, the NASDAQ Global Market, the NASDAQ Capital Market or OTC Bulletin Board on which the Common Stock is listed or quoted for trading on the date in question.

2. Registration.

(a) On or prior to the Filing Deadline, the Company shall prepare and file with the Commission a Registration Statement covering the resale of all of the Registrable Securities not already covered by an existing and effective Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415 or, if Rule 415 is not available for offers and sales of the Registrable Securities, by such other means of distribution of Registrable Securities as the Company may reasonably determine (the “Initial Registration Statement”). The Initial Registration Statement shall be on Form S-3 (except if the Company is then ineligible to register for resale of the Registrable Securities on Form S-3, in which case such registration shall be on such other form available to the Company to register for resale of the Registrable Securities as a secondary offering) subject to the provisions of Section 2(f) and shall contain (except if otherwise required pursuant to written comments received from the Commission upon a review of such Registration Statement) the “Plan of Distribution” section substantially in the form attached hereto as Annex A. Notwithstanding the registration obligations set forth in this Section 2, in the event the Commission informs the Company that all of the Registrable Securities cannot, as a result of the application of Rule 415, be registered for resale as a secondary offering on a single registration statement, the Company agrees to promptly (i) inform each of the Holders thereof and use its commercially reasonable efforts to file amendments to the Initial Registration Statement as required by the Commission and/or (ii) withdraw the Initial Registration Statement and file a new registration statement (a “New Registration Statement”), in either case covering the maximum number of Registrable Securities permitted to be registered by the Commission, on Form S-3 or such other form available to the Company to register for resale the Registrable Securities as a secondary offering; provided, that prior to filing such amendment or New Registration Statement, the Company shall be obligated to use its commercially reasonable efforts to advocate with the Commission for the registration of all of the Registrable Securities in accordance with the SEC Guidance, including without limitation, Compliance and Disclosure Interpretation 612.09. Notwithstanding any other provision of this Agreement and subject to the payment of Liquidated Damages in Section 2(c), if any SEC Guidance sets forth a limitation of the number of Registrable Securities or other shares of Common Stock permitted to be registered on a particular Registration Statement as a secondary offering (and notwithstanding that the Company used diligent efforts to advocate with the Commission for the registration of all or a greater number of Registrable Securities), the number of Registrable Securities or other shares of Common Stock to be registered on such Registration Statement will be reduced on a pro rata basis. In the event the Company amends the Initial Registration Statement or files a New Registration Statement, as the case may be, under clauses (i) or (ii) above, the Company will use its commercially reasonable efforts to file with the Commission, as promptly as allowed by Commission or SEC Guidance provided to the Company or to registrants of securities in general, one or more registration statements on Form S-3 or such other form available to the Company to register for resale those Registrable Securities that were not registered for resale on the Initial Registration Statement, as amended, or the New Registration Statement (the “Remainder Registration Statements”). No Holder shall be named as an “underwriter” in any Registration Statement without such Holder’s prior written consent.

Exhibit A - 4

(b) The Company shall use its commercially reasonable efforts to cause each Registration Statement to be declared effective by the Commission as soon as practicable and, with respect to the Initial Registration Statement or the New Registration Statement, as applicable, no later than the Effectiveness Deadline, and shall use its commercially reasonable efforts to keep each Registration Statement continuously effective under the Securities Act until the earlier of (i) such time as all of the Registrable Securities covered by such Registration Statement have been publicly sold by the Holders or (ii) the date that all Registrable Securities covered by such Registration Statement may be sold by non-affiliates of the Company without volume or manner of sale restrictions under Rule 144, without the requirement for the Company to be in compliance with the current public information requirements under Rule 144(c)(1) (or Rule 144(i)(2), if applicable), as determined by counsel to the Company pursuant to a written opinion letter to such effect, addressed and reasonably acceptable to the Company’s transfer agent and the affected Holders (the “Effectiveness Period”). The Company shall request effectiveness of a Registration Statement as of 5:00 p.m. New York City time on a Trading Day. The Company shall promptly notify the Holders via facsimile or electronic mail of a “.pdf” format data file of the effectiveness of a Registration Statement within one (1) Business Day of the Effective Date. The Company shall, by 9:30 a.m. New York City time on the first Trading Day after the Effective Date, file a final Prospectus with the Commission, as required by Rule 424(b).

Exhibit A - 5

(c) If: (i) the Initial Registration Statement is not filed with the Commission on or prior to the Filing Deadline, (ii) the Initial Registration Statement or the New Registration Statement, as applicable, is not declared effective by the Commission (or otherwise does not become effective) for any reason on or prior to the Effectiveness Deadline, other than as a result of any open issues arising out of any routine Commission review of Exchange Act filings in effect as of the date hereof, or (iii) after its Effective Date, (A) such Registration Statement ceases for any reason (including without limitation by reason of a stop order, or the Company’s failure to update the Registration Statement), to remain continuously effective as to all Registrable Securities for which it is required to be effective or (B) the Holders are not permitted to utilize the Prospectus therein to resell such Registrable Securities, in the case of (A) and (B) (other than during an Allowable Grace Period (as defined in Section 2(e) of this Agreement)), (iv) a Grace Period (as defined in Section 2(e) of this Agreement) exceeds the length of an Allowable Grace Period, or (v) after the date six months following the Closing Date, and only in the event a Registration Statement is not effective or available to sell all Registrable Securities, the Company fails to file with the SEC any required reports under Section 13 or 15(d) of the 1934 Act such that it is not in compliance with Rule 144(c)(1) (or Rule 144(i)(2), if applicable), as a result of which the Holders who are not affiliates are unable to sell Registrable Securities without restriction under Rule 144 (or any successor thereto) (any such failure or breach in clauses (i) through (v) above being referred to as an “Event,” and, for purposes of clauses (i), (ii), (iii) or (v), the date on which such Event occurs, or for purposes of clause (iv) the date on which such Allowable Grace Period is exceeded, being referred to as an “Event Date”), then in addition to any other rights the Holders may have hereunder or under applicable law, on each such Event Date and on each monthly anniversary of each such Event Date (if the applicable Event shall not have been cured by such date) until the applicable Event is cured, the Company shall pay to each Holder an amount in cash, as liquidated damages and not as a penalty (“Liquidated Damages”), equal to 0.5% of the aggregate purchase price paid by such Holder pursuant to the Purchase Agreement for any Registrable Securities held by such Holder on the Event Date. The parties agree that notwithstanding anything to the contrary herein or in the Purchase Agreement, no Liquidated Damages shall be payable (i) if as of the relevant Event Date, the Registrable Securities may be sold by non-affiliates without volume or manner of sale restrictions under Rule 144 and the Company is in compliance with the current public information requirements under Rule 144(c)(1) (or Rule 144(i)(2), if applicable), as determined by counsel to the Company pursuant to a written opinion letter to such effect, addressed and reasonably acceptable to the Company’s transfer agent and (ii) with respect to any period after the expiration of the Effectiveness Period (it being understood that this sentence shall not relieve the Company of any Liquidated Damages accruing prior to the Effectiveness Period). If the Company fails to pay any Liquidated Damages pursuant to this Section 2(c) in full within five (5) Business Days after the date payable, the Company will pay interest thereon at a rate of 1.0% per month (or such lesser maximum amount that is permitted to be paid by applicable law) to the Holder, accruing daily from the date such Liquidated Damages are due until such amounts, plus all such interest thereon, are paid in full. The Liquidated Damages pursuant to the terms hereof shall apply on a daily pro-rata basis for any portion of a month prior to the cure of an Event, except in the case of the first Event Date. The Effectiveness Deadline for a Registration Statement shall be extended without default or Liquidated Damages hereunder in the event that the Company’s failure to obtain the effectiveness of the Registration Statement on a timely basis results from the failure of a Purchaser to timely provide the Company with information requested by the Company and necessary to complete the Registration Statement in accordance with the requirements of the Securities Act (in which case the Effectiveness Deadline would be extended with respect to Registrable Securities held by such Purchaser).

Exhibit A - 6

(d) Each Holder agrees to furnish to the Company a completed Selling Stockholder Questionnaire not more than ten (10) Trading Days following the date of this Agreement. At least five (5) Trading Days prior to the first anticipated filing date of a Registration Statement for any registration under this Agreement, the Company will notify each Holder of the information the Company requires from that Holder other than the information contained in the Selling Stockholder Questionnaire, if any, which shall be completed and delivered to the Company promptly upon request and, in any event, within two (2) Trading Days prior to the applicable anticipated filing date. Each Holder further agrees that it shall not be entitled to be named as a selling securityholder in the Registration Statement or use the Prospectus for offers and resales of Registrable Securities at any time, unless such Holder has returned to the Company a completed and signed Selling Stockholder Questionnaire and a response to any requests for further information as described in the previous sentence. If a Holder of Registrable Securities returns a Selling Stockholder Questionnaire or a request for further information, in either case, after its respective deadline, the Company shall use its commercially reasonable efforts at the expense of the Holder who failed to return the Selling Stockholder Questionnaire or to respond for further information to take such actions as are required to name such Holder as a selling security holder in the Registration Statement or any pre-effective or post-effective amendment thereto and to include (to the extent not theretofore included) in the Registration Statement the Registrable Securities identified in such late Selling Stockholder Questionnaire or request for further information. Each Holder acknowledges and agrees that the information in the Selling Stockholder Questionnaire or request for further information as described in this Section 2(d) will be used by the Company in the preparation of the Registration Statement and hereby consents to the inclusion of such information in the Registration Statement.

(e) Notwithstanding anything to the contrary herein, at any time after the Registration Statement has been declared effective by the Commission, the Company may delay the disclosure of material non-public information concerning the Company if the disclosure of such information at the time is not, in the good faith judgment of the Company, in the best interests of the Company (a “Grace Period”); provided, the Company shall promptly (i) notify the Holders in writing of the existence of material non-public information giving rise to a Grace Period (provided that the Company shall not disclose the content of such material non-public information to the Holders) or the need to file a post-effective amendment, as applicable, and the date on which such Grace Period will begin, (ii) use reasonable best efforts to terminate a Grace Period as promptly as practicable and (iii) notify the Holders in writing of the date on which the Grace Period ends; provided, further, that no single Grace Period shall exceed thirty (30) consecutive days, and during any three hundred sixty-five (365) day period, the aggregate of all Grace Periods shall not exceed an aggregate of sixty (60) days (each Grace Period complying with this provision being an “Allowable Grace Period”). For purposes of determining the length of a Grace Period, the Grace Period shall be deemed to begin on and include the date the Holders receive the notice referred to in clause (i) above and shall end on and include the later of the date the Holders receive the notice referred to in clause (iii) above and the date referred to in such notice; provided, that no Grace Period shall be longer than an Allowable Grace Period. Notwithstanding anything to the contrary, the Company shall cause the Transfer Agent to deliver unlegended Common Stock to a transferee of a Holder in accordance with the terms of the Purchase Agreement in connection with any sale of Registrable Securities with respect to which a Holder has entered into a contract for sale prior to the Holder’s receipt of the notice of a Grace Period and for which the Holder has not yet settled.

Exhibit A - 7

(f) In the event that Form S-3 is not available for the registration of the resale of Registrable Securities hereunder, the Company shall (i) register the resale of the Registrable Securities on another appropriate form and (ii) undertake to register the Registrable Securities on Form S-3 promptly after such form is available, provided that the Company shall maintain the effectiveness of the Registration Statement then in effect until such time as a Registration Statement on Form S-3 covering the Registrable Securities has been declared effective by the Commission.

3. Registration Procedures

In connection with the Company’s registration obligations hereunder:

(a) the Company shall not less than three (3) Trading Days prior to the filing of a Registration Statement and not less than one (1) Trading Day prior to the filing of any related Prospectus or any amendment or supplement thereto (except for Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K and any similar or successor reports), the Company shall, furnish to the Holder copies of such Registration Statement, Prospectus or amendment or supplement thereto, as proposed to be filed, which documents will be subject to the review of such Holder (it being acknowledged and agreed that if a Holder does not object to or comment on the aforementioned documents within such three (3) Trading Day or one (1) Trading Day period, as the case may be, then the Holder shall be deemed to have consented to and approved the use of such documents). The Company shall not file any Registration Statement or amendment or supplement thereto in a form to which a Holder reasonably objects in good faith, provided that, the Company is notified of such objection in writing within the three (3) Trading Day or one (1) Trading Day period described above, as applicable.

(b) (i) the Company shall prepare and file with the Commission such amendments (including post-effective amendments) and supplements, to each Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement continuously effective as to the applicable Registrable Securities for its Effectiveness Period (except during an Allowable Grace Period); (ii) the Company shall cause the related Prospectus to be amended or supplemented by any required Prospectus supplement (subject to the terms of this Agreement), and, as so supplemented or amended, to be filed pursuant to Rule 424 (except during an Allowable Grace Period); (iii) the Company shall respond as promptly as reasonably practicable to any comments received from the Commission with respect to each Registration Statement or any amendment thereto and, as promptly as reasonably possible, provide the Holders true and complete copies of all correspondence from and to the Commission relating to such Registration Statement that pertains to the Holders as “Selling Stockholders” but not any comments that would result in the disclosure to the Holders of material and non-public information concerning the Company; and (iv) the Company shall comply with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all Registrable Securities covered by a Registration Statement until such time as all of such Registrable Securities shall have been disposed of (subject to the terms of this Agreement) in accordance with the intended methods of disposition by the Holders thereof as set forth in such Registration Statement as so amended or in such Prospectus as so supplemented; provided, that each Purchaser shall be responsible for the delivery of the Prospectus to the Persons to whom such Purchaser sells any of the Registrable Securities (including in accordance with Rule 172 under the Securities Act), and each Purchaser agrees to dispose of Registrable Securities in compliance with the plan of distribution described in the Registration Statement and otherwise in compliance with applicable federal and state securities laws. In the case of amendments and supplements to a Registration Statement which are required to be filed pursuant to this Agreement (including pursuant to this Section 3(b)) by reason of the Company filing a report on Form 10-K, Form 10-Q or Form 8-K or any analogous report under the Exchange Act, the Company shall have incorporated such report by reference into such Registration Statement, if applicable, or shall file such amendments or supplements with the Commission on the same day on which the Exchange Act report which created the requirement for the Company to amend or supplement such Registration Statement was filed.

Exhibit A - 8

(c) the Company shall notify the Holders (which notice shall, pursuant to clauses (iii) through (v) hereof, be accompanied by an instruction to suspend the use of the Prospectus until the requisite changes have been made) as promptly as reasonably practicable (and, in the case of (i)(A) below, not less than two Trading Days prior to such filing, in the case of (iii) and (iv) below, not more than one Trading Day after such issuance or receipt, and in the case of (v) below, not more than one Trading Day after the occurrence or existence of such development) and (if requested by any such Person) confirm such notice in writing no later than one Trading Day following the day (i)(A) when a Prospectus or any Prospectus supplement or post-effective amendment to a Registration Statement is proposed to be filed; (B) when the Commission notifies the Company whether there will be a “review” of such Registration Statement and whenever the Commission comments in writing on any Registration Statement (in which case the Company shall provide to each of the Holders true and complete copies of all comments that pertain to the Holders as a “Selling Stockholder” or to the “Plan of Distribution” and all written responses thereto, but not information that the Company believes would constitute material and non-public information); and (C) with respect to each Registration Statement or any post-effective amendment, when the same has become effective; (ii) of any request by the Commission or any other Federal or state governmental authority for amendments or supplements to a Registration Statement or Prospectus or for additional information that pertains to the Holders as “Selling Stockholders” or the “Plan of Distribution”; (iii) of the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of a Registration Statement covering any or all of the Registrable Securities or the initiation of any Proceedings for that purpose; (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose; and (v) of the occurrence of any event or passage of time that makes the financial statements included in a Registration Statement ineligible for inclusion therein or any statement made in such Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to such Registration Statement, Prospectus or other documents so that, in the case of such Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus, form of prospectus or supplement thereto, in light of the circumstances under which they were made), not misleading.

Exhibit A - 9

(d) the Company shall use commercially reasonable efforts to avoid the issuance of, or, if issued, obtain the withdrawal of (i) any order suspending the effectiveness of a Registration Statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, as soon as practicable.

(e) the Company shall, if requested by a Holder, furnish to such Holder, without charge, at least one conformed copy of each Registration Statement and each amendment thereto and all exhibits to the extent requested by such Person (including those previously furnished or incorporated by reference) promptly after the filing of such documents with the Commission; provided, that the Company shall have no obligation to provide any document pursuant to this clause that is available on the Commission’s EDGAR system.

(f) the Company shall, prior to any resale of Registrable Securities by a Holder, use its commercially reasonable efforts to register or qualify or cooperate with the selling Holders in connection with the registration or qualification (or exemption from the registration or qualification) of such Registrable Securities for the resale by the Holder under the securities or Blue Sky laws of such jurisdictions within the United States as any Holder reasonably requests in writing, to keep each registration or qualification (or exemption therefrom) effective during the Effectiveness Period and to do any and all other acts or things reasonably necessary to enable the disposition in such jurisdictions of the Registrable Securities covered by each Registration Statement; provided, that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified, subject the Company to any material tax in any such jurisdiction where it is not then so subject or file a general consent to service of process in any such jurisdiction.

(g) the Company shall, cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be delivered to a transferee pursuant to the Registration Statement, which certificates shall be free, to the extent permitted by the Purchase Agreement and under law, of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as any such Holders may reasonably request. Certificates for Registrable Securities free from all restrictive legends may be transmitted by the transfer agent to a Holder by crediting the account of such Holder’s prime broker with DTC as directed by such Holder.

(h) the Company shall following the occurrence of any event contemplated by Section 3(c)(iii)-(v), as promptly as reasonably practicable (taking into account the Company’s good faith assessment of any adverse consequences to the Company and its stockholders of the premature disclosure of such event), prepare and file a supplement or amendment, including a post-effective amendment, to the affected Registration Statements or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, no Registration Statement nor any Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus, form of prospectus or supplement thereto, in light of the circumstances under which they were made), not misleading.

Exhibit A - 10

(i) the Company may require each selling Holder to furnish to the Company a certified statement as to (i) the number of shares of Common Stock beneficially owned by such Holder and any Affiliate thereof, (ii) any Financial Industry Regulatory Authority (“FINRA”) affiliations, (iii) any natural persons who have the power to vote or dispose of the Common Stock and (iv) any other information as may be requested by the Commission, FINRA or any state securities commission. During any periods that the Company is unable to meet its obligations hereunder with respect to the registration of Registrable Securities because any Holder fails to furnish such information within three Trading Days of the Company’s request, any Liquidated Damages that are accruing at such time as to such Holder only shall be tolled and any Event that may otherwise occur solely because of such delay shall be suspended as to such Holder only, until such information is delivered to the Company.

(j) the Company shall cooperate with any registered broker through which a Holder proposes to resell its Registrable Securities in effecting a filing with FINRA pursuant to FINRA Rule 5110 as requested by any such Holder and the Company shall pay the filing fee required for the first such filing within two (2) Business Days of the request therefore.

(k) the Company shall use its commercially reasonable efforts to maintain eligibility for use of Form S-3 (or any successor form thereto) for the registration of the resale of Registrable Securities.

(l) if requested by a Holder, the Company shall (i) promptly incorporate in a Prospectus supplement or post-effective amendment to the Registration Statement such information as the Company reasonably agrees should be included therein and (ii) make all required filings of such Prospectus supplement or such post-effective amendment as soon as reasonably practicable after the Company has received notification of the matters to be incorporated in such Prospectus supplement or post-effective amendment.

(m) the Company shall otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the Commission under the Securities Act and the Exchange Act, including Rule 172, notify the Holders promptly if the Company no longer satisfies the conditions of Rule 172 and take such other actions as may be reasonably necessary to facilitate the registration of the Registrable Securities hereunder; and make available to its security holders, as soon as reasonably practicable, but not later than the Availability Date (as defined below), an earnings statement covering a period of at least twelve (12) months, beginning after the effective date of each Registration Statement, which earning statement shall satisfy the provisions of Section 11(a) of the Securities Act, including Rule 158 promulgated thereunder (for the purpose of this Section 3, “Availability Date” means the 45th day following the end of the fourth fiscal quarter that includes the effective date of such Registration Statement, except that, if such fourth fiscal quarter is the last quarter of the Company’s fiscal year, “Availability Date” means the 90th day after the end of such fourth fiscal quarter), in each case subject to extensions permissible under applicable law.

Exhibit A - 11

4. Registration Expenses. All fees and expenses incident to the Company’s performance of or compliance with its obligations under this Agreement (excluding any underwriting discounts and selling commissions and all legal fees and expenses of legal counsel for any Holder) shall be borne by the Company whether or not any Registrable Securities are sold pursuant to a Registration Statement. The fees and expenses referred to in the foregoing sentence shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses (A) with respect to filings required to be made with any Trading Market on which the Common Stock is then listed for trading, (B) with respect to compliance with applicable state securities or Blue Sky laws (including, without limitation, fees and disbursements of counsel for the Company in connection with Blue Sky qualifications or exemptions of the Registrable Securities and determination of the eligibility of the Registrable Securities for investment under the laws of such jurisdictions as requested by the Holders) and (C) if not previously paid by the Company in connection with an Issuer Filing, with respect to any filing that may be required to be made by any broker through which a Holder intends to make sales of Registrable Securities with FINRA pursuant to FINRA Rule 5110, so long as the broker is receiving no more than a customary brokerage commission in connection with such sale, (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities and of printing prospectuses if the printing of prospectuses is reasonably requested by the Holders of a majority of the Registrable Securities included in the Registration Statement), (iii) messenger, telephone and delivery expenses of the Company, (iv) fees and disbursements of counsel for the Company, (v) Securities Act liability insurance, if the Company so desires such insurance, and (vi) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement. In addition, the Company shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit and the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange as required hereunder. In no event shall the Company be responsible for any underwriting, broker or similar fees or commissions of any Holder or, except to the extent provided for in the Transaction Documents, any legal fees or other costs of the Holders.

5. Indemnification.

(a) Indemnification by the Company. The Company shall, notwithstanding any termination of this Agreement, indemnify, defend and hold harmless each Holder, the officers, directors, agents, general partners, managing members, managers, Affiliates and employees of each of them, each Person who controls any such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, general partners, managing members, managers, agents and employees of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable costs of preparation and investigation and reasonable attorneys’ fees) and expenses (collectively, “Losses”), as incurred, that arise out of or are based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any Prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, except to the extent, but only to the extent, that (A) such untrue statements, alleged untrue statements, omissions or alleged omissions are based solely upon information regarding such Holder furnished in writing to the Company by such Holder expressly for use therein, or to the extent that such information relates to such Holder or such Holder’s proposed method of distribution of Registrable Securities and was reviewed and approved (or deemed reviewed and approved) by such Holder expressly for use in the Registration Statement, such Prospectus or such form of Prospectus or in any amendment or supplement thereto (it being understood that each Holder has approved Annex A hereto for this purpose), or (B) in the case of an occurrence of an event of the type specified in Section 3(c)(iii)-(v), related to the use by a Holder of an outdated or defective Prospectus after the Company has notified such Holder in writing that the Prospectus is outdated or defective and prior to the receipt by such Holder of the Advice contemplated and defined in Section 6(d) below, but only if and to the extent that following the receipt of the Advice the misstatement or omission giving rise to such Loss would have been corrected. The Company shall notify the Holders promptly of the institution, threat or assertion of any Proceeding arising from or in connection with the transactions contemplated by this Agreement of which the Company is aware. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of an Indemnified Party (as defined in Section 5(c)) and shall survive the transfer of the Registrable Securities by the Holders.

Exhibit A - 12

(b) Indemnification by Holders. Each Holder shall, severally and not jointly, indemnify and hold harmless the Company, its directors, officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling Persons, to the fullest extent permitted by applicable law, from and against all Losses, as incurred, arising out of or are based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any Prospectus, or any form of prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus, or any form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading (i) to the extent, but only to the extent, that such untrue statements or omissions are based solely upon information regarding such Holder furnished in writing to the Company by such Holder expressly for use therein or (ii) to the extent, but only to the extent, that such information relates to such Holder or such Holder’s proposed method of distribution of Registrable Securities and was reviewed and approved (or deemed reviewed and approved) by such Holder expressly for use in a Registration Statement (it being understood that the Holder has approved Annex A hereto for this purpose), such Prospectus or such form of Prospectus or in any amendment or supplement thereto or (iii) in the case of an occurrence of an event of the type specified in Section 3(c)(iii)-(v), to the extent, but only to the extent, related to the use by such Holder of an outdated or defective Prospectus after the Company has notified such Holder in writing that the Prospectus is outdated or defective and prior to the receipt by such Holder of the Advice contemplated in Section 6(d), but only if and to the extent that following the receipt of the Advice the misstatement or omission giving rise to such Loss would have been corrected. In no event shall the liability of any selling Holder hereunder be greater in amount than the dollar amount of the net proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

Exhibit A - 13

(c) Conduct of Indemnification Proceedings. If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall promptly notify the Person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall have the right to assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all reasonable fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that such failure shall have materially and adversely prejudiced the Indemnifying Party (as finally determined by a court of competent jurisdiction, which determination is not subject to appeal or further review).

An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (1) the Indemnifying Party has agreed in writing to pay such fees and expenses; (2) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (3) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that a conflict of interest exists if the same counsel were to represent such Indemnified Party and the Indemnifying Party; provided, that the Indemnifying Party shall not be liable for the fees and expenses of more than one separate firm of attorneys at any time for all Indemnified Parties. The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld, delayed or conditioned. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.

Subject to the terms of this Agreement, all fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section 5(c)) shall be paid to the Indemnified Party, as incurred, within twenty Trading Days of written notice thereof to the Indemnifying Party; provided, that the Indemnified Party shall promptly reimburse the Indemnifying Party for that portion of such fees and expenses applicable to such actions for which such Indemnified Party is finally judicially determined to not be entitled to indemnification hereunder). The failure to deliver written notice to the Indemnifying Party within a reasonable time of the commencement of any such action shall not relieve such Indemnifying Party of any liability to the Indemnified Party under this Section 5, except to the extent that the Indemnifying Party is materially and adversely prejudiced in its ability to defend such action.

Exhibit A - 14

(d) Contribution. If a claim for indemnification under Section 5(a) or 5(b) is unavailable to an Indemnified Party or insufficient to hold an Indemnified Party harmless for any Losses, then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in this Agreement, any reasonable attorneys’ or other reasonable fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section 5(d) was available to such party in accordance with its terms.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 5(d), no Holder shall be required to contribute, in the aggregate, any amount in excess of the amount by which the net proceeds actually received by such Holder from the sale of the Registrable Securities subject to the Proceeding exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

The indemnity and contribution agreements contained in this Section 5 are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties and are not in diminution or limitation of the indemnification provisions under the Purchase Agreement.

6. Miscellaneous.

(a) Remedies. In the event of a breach by the Company or by a Holder of any of their obligations under this Agreement, each Holder or the Company, as the case may be, in addition to being entitled to seek to exercise all rights granted by law and under this Agreement, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company and each Holder agree that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.

Exhibit A - 15

(b) No Piggyback on Registrations; Prohibition on Filing Other Registration Statements. Neither the Company nor any of its security holders may include securities of the Company in a Registration Statement hereunder and the Company shall not prior to the Effective Date enter into any agreement providing any such right to any of its security holders. The Company shall not, from the date hereof until the date that is 30 days after the Effective Date of the Initial Registration Statement, prepare and file with the Commission a registration statement relating to an offering for its own account under the Securities Act of any of its equity securities, other than (i) a registration statement on Form S-8, (ii) in connection with an acquisition, on Form S-4 or (iii) a registration statement to register for resale securities issued by the Company pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company, provided that any such issuance shall only be to a Person which is, itself or through its subsidiaries, an operating company in a business synergistic with the business of the Company and in which the Company receives benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities. For the avoidance of doubt, the Company shall not be prohibited from preparing and filing with the Commission a registration statement relating to an offering of Common Stock by existing stockholders of the Company under the Securities Act pursuant to the terms of registration rights held by such stockholder or from filing amendments to registration statements filed prior to the date of this Agreement.

(c) Compliance. Each Holder covenants and agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it (unless an exemption therefrom is available) in connection with sales of Registrable Securities pursuant to the Registration Statement and shall sell the Registrable Securities only in accordance with a method of distribution described in the Registration Statement

(d) Discontinued Disposition. By its acquisition of Registrable Securities, each Holder agrees that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in Section 3(c)(iii)-(v), such Holder will forthwith discontinue disposition of such Registrable Securities under a Registration Statement until it is advised in writing (the “Advice”) by the Company that the use of the applicable Prospectus (as it may have been supplemented or amended) may be resumed. The Company may provide appropriate stop orders to enforce the provisions of this paragraph.

(e) No Inconsistent Agreements. Neither the Company nor any of its Subsidiaries has entered, as of the date hereof, nor shall the Company or any of its Subsidiaries, on or after the date hereof, enter into any agreement with respect to its securities, that would have the effect of impairing the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof.

(f) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, or waived unless the same shall be in writing and signed by the Company and Holders holding at least two-thirds of the then outstanding Registrable Securities, provided that any party may give a waiver as to itself. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders and that does not directly or indirectly affect the rights of other Holders may be given by Holders of all of the Registrable Securities to which such waiver or consent relates; provided, that the provisions of this sentence may not be amended, modified, or supplemented except in accordance with the provisions of the immediately preceding sentence. Notwithstanding the foregoing, if any such amendment, modification or waiver would adversely affect in any material respect any Holder or group of Holders who have comparable rights under this Agreement disproportionately to the other Holders having such comparable rights, such amendment, modification, or waiver shall also require the written consent of the Holder(s) so adversely affected.

Exhibit A - 16

(g) Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be delivered as set forth in the Purchase Agreement; provided that the Company may deliver to each Holder the documents required to be delivered to such Holder under Section 3(a) of this Agreement by e-mail to the e-mail addresses provided by such Holder to the Company solely for such specific purpose.

(h) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties and shall inure to the benefit of each Holder. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. The Company may not assign its rights (except by merger or in connection with another entity acquiring all or substantially all of the Company’s assets) or obligations hereunder without the prior written consent of all the Holders of the then outstanding Registrable Securities. Each Holder may assign its respective rights hereunder in the manner and to the Persons as permitted under the Purchase Agreement.

(i) Execution and Counterparts. This Agreement may be executed in two or more counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature were the original thereof.

(j) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be determined in accordance with the provisions of the Purchase Agreement.

(k) Cumulative Remedies. Except as provided in Section 2(c) with respect to Liquidated Damages, the remedies provided herein are cumulative and not exclusive of any other remedies provided by law.

(l) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their good faith reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

Exhibit A - 17

(m) Headings. The headings in this Agreement are for convenience only and shall not limit or otherwise affect the meaning hereof.

(n) Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under this Agreement are several and not joint with the obligations of any other Purchaser hereunder, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser hereunder. The decision of each Purchaser to purchase the Common Shares pursuant to the Transaction Documents has been made independently of any other Purchaser. Nothing contained herein or in any other agreement or document delivered at any closing, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert with respect to such obligations or the transactions contemplated by this Agreement. Each Purchaser acknowledges that no other Purchaser has acted as agent for such Purchaser in connection with making its investment hereunder and that no Purchaser will be acting as agent of such Purchaser in connection with monitoring its investment in the Common Shares or enforcing its rights under the Transaction Documents. Each Purchaser shall be entitled to protect and enforce its rights, including, without limitation, the rights arising out of this Agreement, and it shall not be necessary for any other Purchaser to be joined as an additional party in any Proceeding for such purpose. The Company acknowledges that each of the Purchasers has been provided with the same Registration Rights Agreement for the purpose of closing a transaction with multiple Purchasers and not because it was required or requested to do so by any Purchaser.

(o) Effectiveness; Termination. Notwithstanding anything to the contrary herein, this Agreement shall automatically terminate and be of no further force and effect immediately upon the termination of the Purchase Agreement.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

Exhibit A - 18

IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

RENASANT CORPORATION

By:
Name:
Title:

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK,

SIGNATURE PAGES OF HOLDERS TO FOLLOW]

Exhibit A - 19

IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

NAME OF INVESTING ENTITY

AUTHORIZED SIGNATORY

By:
Name:
Title:

ADDRESS FOR NOTICE

c/o:

Street:

City/State/Zip:

Attention:

Tel:

Fax:

Email:

Exhibit A - 20

Annex A

PLAN OF DISTRIBUTION

We are registering the Common Shares issued to the selling stockholder to permit the resale of these Common Shares by the holders of the Common Shares from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling stockholders of the Common Shares. We will bear all fees and expenses incident to our obligation to register the Common Shares.

The selling stockholders may sell all or a portion of the Common Shares beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the Common Shares are sold through underwriters or broker-dealers, the selling stockholders will be responsible for underwriting discounts or commissions or agent’s commissions. The Common Shares may be sold on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, in the over-the-counter market or in transactions otherwise than on these exchanges or systems or in the over-the-counter market and in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions. The selling stockholders may use any one or more of the following methods when selling Common Shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such securities at a stipulated price per share;

•	through the writing or settlement of options or other hedging transactions, whether such options are listed on an options exchange or otherwise;

Exhibit A - 21

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The selling stockholders also may resell all or a portion of the Common Shares in open market transactions in reliance upon Rule 144 under the Securities Act, as permitted by that rule, or Section 4(1) under the Securities Act, if available, rather than under this prospectus, provided that they meet the criteria and conform to the requirements of those provisions.

Broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in sales. If the selling stockholders effect such transactions by selling Common Shares to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the Common Shares for whom they may act as agent or to whom they may sell as principal. Such commissions will be in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction will not be in excess of a customary brokerage commission in compliance with NASD Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with NASD IM-2440.

In connection with sales of the Common Shares or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Common Shares in the course of hedging in positions they assume. The selling stockholders may also sell Common Shares short and if such short sale shall take place after the date that this Registration Statement is declared effective by the Commission, the selling stockholders may deliver Common Shares covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholders may also loan or pledge Common Shares to broker-dealers that in turn may sell such shares, to the extent permitted by applicable law. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). Notwithstanding the foregoing, the selling stockholders have been advised that they may not use shares registered on this registration statement to cover short sales of our Common Shares made prior to the date the registration statement, of which this prospectus forms a part, has been declared effective by the SEC.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the Common Shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the Common Shares from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933, as amended, amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer and donate the Common Shares in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

Exhibit A - 22

The selling stockholders and any broker-dealer or agents participating in the distribution of the Common Shares may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act in connection with such sales. In such event, any commissions paid, or any discounts or concessions allowed to, any such broker-dealer or agent and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Selling Stockholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the applicable prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities of, including but not limited to, Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Securities Exchange Act of 1934, as amended, or the Exchange Act.

Each selling stockholder has informed the Company that it is not a registered broker-dealer and does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the Common Shares. Upon the Company being notified in writing by a selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of Common Shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such selling stockholder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such the Common Shares were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction. In no event shall any broker-dealer receive fees, commissions and markups, which, in the aggregate, would exceed eight percent (8%).

Under the securities laws of some states, the Common Stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the Common Stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling stockholder will sell any or all of the Common Shares registered pursuant to the shelf registration statement, of which this prospectus forms a part.

Each selling stockholder and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the Common Shares by the selling stockholder and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the Common Shares to engage in market-making activities with respect to the Common Shares. All of the foregoing may affect the marketability of the Common Shares and the ability of any person or entity to engage in market-making activities with respect to the Common Shares.

Exhibit A - 23

We will pay all expenses of the registration of the Common Shares pursuant to the registration rights agreement, including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with state securities or “blue sky” laws; provided, that each selling stockholder will pay all underwriting discounts and selling commissions, if any and any related legal expenses incurred by it. We will indemnify the selling stockholders against certain liabilities, including some liabilities under the Securities Act, in accordance with the registration rights agreement, or the selling stockholders will be entitled to contribution. We may be indemnified by the selling stockholders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling stockholders specifically for use in this prospectus, in accordance with the related registration rights agreements, or we may be entitled to contribution.

Exhibit A - 24

Annex B

RENASANT CORPORATION

SELLING STOCKHOLDER NOTICE AND QUESTIONNAIRE

The undersigned holder of securities of Renasant Corporation, a Mississippi corporation (the “Company”), issued pursuant to a certain Securities Purchase Agreement by and among the Company and the Purchasers named therein, dated as of July 13, 2010, understands that the Company intends to file with the Securities and Exchange Commission a registration statement on Form S-3 (the “Resale Registration Statement”) for the registration and the resale under Rule 415 of the Securities Act of 1933, as amended (the “Securities Act”), of the Registrable Securities in accordance with the terms of a certain Registration Rights Agreement by and among the Company and the Purchasers named therein, dated as of July 13, 2010 (the “Agreement”). All capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Agreement.

In order to sell or otherwise dispose of any Registrable Securities pursuant to the Resale Registration Statement, a holder of Registrable Securities generally will be required to be named as a selling stockholder in the related prospectus or a supplement thereto (as so supplemented, the “Prospectus”), deliver the Prospectus to purchasers of Registrable Securities (including pursuant to Rule 172 under the Securities Act) and be bound by the provisions of the Agreement (including certain indemnification provisions, as described below). Holders must complete and deliver this Notice and Questionnaire in order to be named as selling stockholders in the Prospectus. Holders of Registrable Securities who do not complete, execute and return this Notice and Questionnaire within ten (10) Trading Days following the date of the Agreement (1) will not be named as selling stockholders in the Resale Registration Statement or the Prospectus and (2) may not use the Prospectus for resales of Registrable Securities.

Certain legal consequences arise from being named as a selling stockholder in the Resale Registration Statement and the Prospectus. Holders of Registrable Securities are advised to consult their own securities law counsel regarding the consequences of being named or not named as a selling stockholder in the Resale Registration Statement and the Prospectus.

NOTICE

The undersigned holder (the “Selling Stockholder”) of Registrable Securities hereby gives notice to the Company of its intention to sell or otherwise dispose of Registrable Securities owned by it and listed below in Item (3), unless otherwise specified in Item (3), pursuant to the Resale Registration Statement. The undersigned, by signing and returning this Notice and Questionnaire, understands and agrees that it will be bound by the terms and conditions of this Notice and Questionnaire and the Agreement.

Exhibit A - 25

The undersigned hereby provides the following information to the Company and represents and warrants that such information is accurate and complete:

QUESTIONNAIRE

1. Name.

(a)	Full Legal Name of Selling Stockholder:

(b)	Full Legal Name of Registered Holder (if not the same as (a) above) through which Registrable Securities Listed in Item 3 below are held:

(c)	Full Legal Name of Natural Control Person (which means a natural person who directly or indirectly alone or with others has power to vote or dispose of the securities covered by the questionnaire):

2. Address for Notices to Selling Stockholder:

Telephone:

Fax:

Contact Person:

E-mail address of Contact Person:

3. Beneficial Ownership of Registrable Securities Issuable Pursuant to the Purchase Agreement:

(a)	Type and Number of Registrable Securities beneficially owned and issued pursuant to the Agreement:

(b)	Number of Securities to be registered pursuant to this Notice for resale:

Exhibit A - 26

4. Broker-Dealer Status:

(a)	Are you a broker-dealer?

Yes  ☐                     No  ☐

(b)	If “yes” to Section 4(a), did you receive your Registrable Securities as compensation for investment banking services to the Company?

Yes  ☐                     No  ☐

Note:	If no, the Commission’s staff has indicated that you should be identified as an underwriter in the Registration Statement.

(c)	Are you an affiliate of a broker-dealer?

Yes  ☐                     No  ☐

Note:	If yes, provide a narrative explanation below:

(c)	If you are an affiliate of a broker-dealer, do you certify that you bought the Registrable Securities in the ordinary course of business, and at the time of the purchase of the Registrable Securities to be resold, you had no agreements or understandings, directly or indirectly, with any person to distribute the Registrable Securities?

Yes  ☐                     No  ☐

Note:	If no, the Commission’s staff has indicated that you should be identified as an underwriter in the Registration Statement.

5. Beneficial Ownership of Other Securities of the Company Owned by the Selling Stockholder.

Except as set forth below in this Item 5, the undersigned is not the beneficial or registered owner of any securities of the Company other than the Registrable Securities listed above in Item 3.

Type and amount of other securities beneficially owned:

6. Relationships with the Company:

Except as set forth below, neither the undersigned nor any of its affiliates, officers, directors or principal equity holders (owners of 5% of more of the equity securities of the undersigned) has held any position or office or has had any other material relationship with the Company (or its predecessors or affiliates) during the past three years.

Exhibit A - 27

State any exceptions here:

7. Plan of Distribution:

The undersigned has reviewed the form of Plan of Distribution attached as Annex A to the Registration Rights Agreement, and hereby confirms that, except as set forth below, the information contained therein regarding the undersigned and its plan of distribution is correct and complete.

State any exceptions here:

***********

By signing below, the undersigned consents to the disclosure of the information contained herein in its answers to Items (1) through (7) above and the inclusion of such information in the Resale Registration Statement and the Prospectus. The undersigned understands that such information will be relied upon by the Company in connection with the preparation or amendment of any such Registration Statement and the Prospectus. The undersigned will immediately notify the Company of any inaccuracies in the information disclosed in this Questionnaire.

By signing below, the undersigned acknowledges that it understands its obligation to comply, and agrees that it will comply, with the provisions of the Exchange Act and the rules and regulations thereunder, particularly Regulation M in connection with any offering of Registrable Securities pursuant to the Resale Registration Statement. The undersigned also acknowledges that it understands that the answers to this Questionnaire are furnished for use in connection with Registration Statements filed pursuant to the Registration Rights Agreement and any amendments or supplements thereto filed with the Commission pursuant to the Securities Act.

I confirm that, to the best of my knowledge and belief, the foregoing statements (including without limitation the answers to this Questionnaire) are correct.

IN WITNESS WHEREOF the undersigned, by authority duly given, has caused this Questionnaire to be executed and delivered either in person or by its duly authorized agent.

Dated:	Beneficial Owner:

By:
Name:
Title:

Exhibit A - 28

EXHIBIT B-1

ACCREDITED INVESTOR/INSTITUTIONAL INVESTOR QUESTIONNAIRE

(ALL INFORMATION WILL BE TREATED CONFIDENTIALLY)

To:	Renasant Corporation

This Investor Questionnaire (“Questionnaire”) must be completed by each potential investor in connection with the offer and sale of shares of common stock, par value $5.00 per share, (the “Common Shares”), of Renasant Corporation, a Mississippi corporation (the “Corporation”). The Common Shares are being offered and sold by the Corporation without registration under the Securities Act of 1933, as amended (the “Securities Act”), and the securities laws of certain states, in reliance on the exemptions contained in Section 4(2) of the Securities Act and on Regulation D promulgated thereunder and in reliance on similar exemptions under applicable state laws. The Corporation must determine that a potential investor meets certain suitability requirements before offering or selling Common Shares to such investor. The purpose of this Questionnaire is to assure the Corporation that each investor will meet the applicable suitability requirements. The information supplied by you will be used in determining whether you meet such criteria, and reliance upon the private offering exemptions from registration is based in part on the information herein supplied.

This Questionnaire does not constitute an offer to sell or a solicitation of an offer to buy any security. Your answers will be kept strictly confidential. However, by signing this Questionnaire, you will be authorizing the Corporation to provide a completed copy of this Questionnaire to such parties as the Corporation deems appropriate in order to ensure that the offer and sale of the Common Shares will not result in a violation of the Securities Act or the securities laws of any state and that you otherwise satisfy the suitability standards applicable to purchasers of the Common Shares. All potential investors must answer all applicable questions and complete, date and sign this Questionnaire. Please print or type your responses and attach additional sheets of paper if necessary to complete your answers to any item. You shall immediately notify the Corporation of any inaccuracies in your responses to this Questionnaire.

PART A. BACKGROUND INFORMATION

Name of Beneficial Owner of the Common Shares:

Business Address:

(Number and Street)

(City)	(State)	(Zip Code)

Telephone Number: ( )

Exhibit B-1 - 1

If a corporation, partnership, limited liability company, trust or other entity:

Type of entity:

Were you formed for the purpose of investing in the securities being offered?

Yes                       No

If an individual:

Residence Address:

(Number and Street)

(City)	(State)	(Zip Code)

Telephone Number: ( )

Age:	Citizenship:	Where registered to vote:

Set forth in the space provided below the state(s), if any, in the United States in which you maintained your residence during the past two years and the dates during which you resided in each state:

Are you a director or executive officer of the Corporation?

Yes                       No

Social Security or Taxpayer Identification No.

PART B. ACCREDITED INVESTOR/INSTITUTIONAL INVESTOR QUESTIONNAIRE

In order for the Company to offer and sell the Common Shares in conformance with state and federal securities laws, the following information must be obtained regarding your investor status. Please initial each category applicable to you as a Purchaser of Common Shares.

(1)	A bank as defined in Section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity;

(2)	A broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934;

(3)	An insurance company as defined in Section 2(13) of the Securities Act;

(4)	An investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that act;

Exhibit B-1 - 2

(5)	A Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958;

(6)	A plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

(7)	An employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

(8)	A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

(9)	An organization described in Section 501(c)(3) of the Internal Revenue Code, a corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the Common Shares, with total assets in excess of $5,000,000;

(10)	A trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Common Shares, whose purchase is directed by a sophisticated person who has such knowledge and experience in financial and business matters that such person is capable of evaluating the merits and risks of investing in the Company;

(11)	A natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of his purchase exceeds $1,000,000;

(12)	A natural person who had an individual income in excess of $200,000 in each of the two most recent years, or joint income with that person’s spouse in excess of $300,000, in each of those years, and has a reasonable expectation of reaching the same income level in the current year;

(13)	An executive officer or director of the Corporation;

(14)	An entity in which all of the equity owners qualify under any of the above subparagraphs. If the undersigned belongs to this investor category only, list the equity owners of the undersigned, and the investor category which each such equity owner satisfies.

Exhibit B-1 - 3

If your business address is in the State of New York, the following information must be obtained regarding your investor status. Please initial each category applicable to you as a Purchaser of Common Shares.

—	(1) A depository institution or international banking institution;

—	(2) An insurance company;

—	(3) A separate account of an insurance company;

—	(4) An investment company as defined in the Investment Company Act of 1940, as amended;

—	(5) A broker-dealer registered under the Securities Exchange Act of 1934, as amended;

—	(6) An employee pension, profit-sharing or benefit plan if the plan has total assets in excess of $10,000,000 or its investment decisions are made by a named fiduciary, as defined in the Employee Retirement Income Security Act of 1974 (ERISA), that is a broker-dealer registered under the Securities Exchange Act of 1934, as amended, an investment adviser registered or exempt from registration under the Investment Advisers Act of 1940, as amended, an investment adviser registered under such Act, a depository institution or an insurance company;

—	(7) A plan established and maintained by a State, a political subdivision of a State or an agency or instrumentality of a State or a political subdivision of a State for the benefit of its employees, if the plan has total assets in excess of $10,000,000 or its investment decisions are made by a duly designated public official or by a named fiduciary, as defined in ERISA, that is a broker-dealer registered under the Securities Act of 1934, as amended, an investment adviser registered or exempt from registration under the Investment Advisers Act of 1940, as amended, an investment adviser registered under such Act, a depository institution or an insurance company;

—	(8) A trust, if it has total assets in excess of $10,000,000, its trustee is a depository institution, and its participants are exclusively plans of the types identified in subparagraph (6) or (7), regardless of size of assets, except a trust that includes as participants self-directed individual retirement accounts or similar self-directed plans;

—	(9) An organization described in Section 501(c)(3) of the Internal Revenue Code (26 U.S.C. Section 501(c)(3)), a corporation, Massachusetts or similar business trust, limited liability company, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $10,000,000;

Exhibit B-1 - 4

—	(10) A small business investment company licensed by the Small Business Administration under Section 301(c) of the Small Business Investment Act of 1958, as amended, (15 U.S.C. Section 681(c)) with total assets in excess of $10,000,000;

—	(11) A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940, as amended, (15 U.S.C. Section 80b-2(a)(22)) with total assets in excess of $10,000,000;

—	(12)A federal covered investment adviser acting for its own account;

—	(13) A qualified institutional buyer as defined in Rule 144A(a)(1), other than Rule 144A(a)(1)(H), adopted under the Securities Act of 1933, as amended;

—	(14) A major United States institutional investor as defined in Rule 15a-6(b)(4)(i) adopted under the Securities Exchange Act of 1934, as amended;

A.	FOR EXECUTION BY AN INDIVIDUAL:

By:
Date

Print Name:

B.	FOR EXECUTION BY AN ENTITY:

Entity Name:

By:
Date

Print Name:
Title:

C.	ADDITIONAL SIGNATURES (if required by partnership, corporation or trust document):

Entity Name:

By:
Date

Print Name:
Title:

Exhibit B-1 - 5

Entity Name:

By:
Date

Print Name:
Title:

Exhibit B-1 - 6

EXHIBIT B-2

Stock Certificate Questionnaire

Pursuant to Section 2.2(b) of the Agreement, please provide us with the following information:

1.	The exact name that the Common Shares are to be registered in (this is the name that will appear on the stock certificate(s) and warrant(s)). You may use a nominee name if appropriate:

2.	The relationship between the Purchaser of the Common Shares and the Registered Holder listed in response to Item 1 above:

3.	The mailing address, telephone and telecopy number of the Registered Holder listed in response to Item 1 above:

4.	The Tax Identification Number (or, if an individual, the Social Security Number) of the Registered Holder listed in response to Item 1 above:

Exhibit B-2 - 1

EXHIBIT C

Form of Opinion of Company Counsel*

1.	The Company is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended, and has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Mississippi.

2.	The Company has the corporate power and authority to execute and deliver and to perform its obligations under the Transaction Documents, including, without limitation, to issue the Common Shares.

3.	Each of the Transaction Documents has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the Purchasers (to the extent they are a party), each of the Transaction Documents constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms under the laws of the State of New York, assuming that the internal laws of the State of New York are identical in all respects to the internal laws of the State of Mississippi (provided that no opinion shall be given with respect to the enforceability of the indemnity and contribution provisions in the Registration Rights Agreement).

4.	The execution and delivery by the Company of each of the Transaction Documents and the performance by the Company of its obligations under such agreements, including its issuance and sale of the Common Shares do not and will not: (a) result in any violation of the Articles of Incorporation or Bylaws of the Company, (b) require any consent, approval, license by, order or authorization of, any federal or state governmental authority applicable to the Company, (c) violate any federal or state statute, rule or regulation or any court order or judgment applicable to the Company or (d) result in a breach of, or constitute a default under, any Material Contract listed as an exhibit to any SEC Report filed since January 1, 2010.

5.	The Common Shares being delivered to the Purchasers pursuant to the Securities Purchase Agreement have been duly and validly authorized and, when issued, delivered and paid for as contemplated in the Securities Purchase Agreement, will be duly and validly issued, fully paid and non-assessable, and free of any preemptive right or similar rights contained in the Company’s Articles of Incorporation or Bylaws.

6.	Assuming (i) the accuracy of the representations and warranties of the Company set forth in Section 3.1 of the Securities Purchase Agreement and of you in Section 3.2 of the Securities Purchase Agreement, and (ii) the accuracy of the representations and warranties made in the Accredited Investor/Institutional Investor Questionnaire, the offer, sale and delivery of the Common Shares to you in the manner contemplated by the Securities Purchase Agreement, do not require registration under the Securities Act.

*	The opinion letter of Company Counsel will be subject to customary limitations and carveouts.

Exhibit C - 1

EXHIBIT D

Form of Secretary’s Certificate

The undersigned hereby certifies that he is the duly elected, qualified and acting Secretary of Renasant Corporation, a Mississippi corporation (the “Company”), and that as such he is authorized to execute and deliver this certificate in the name and on behalf of the Company and in connection with the Securities Purchase Agreement, dated as of July 13, 2010, by and among the Company and the investors party thereto (the “Securities Purchase Agreement”), and further certifies in his official capacity, in the name and on behalf of the Company, the items set forth below. Capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Securities Purchase Agreement.

1.	Attached hereto as Exhibit A is a true, correct and complete copy of the resolutions duly adopted by the Board of Directors of the Company at a meeting held on July 8, 2010. Such resolutions have not in any way been amended, modified, revoked or rescinded, have been in full force and effect since their adoption to and including the date hereof and are now in full force and effect.

2.	True, correct and complete copies of the Articles of Incorporation, as amended, and Bylaws as in effect on the date hereof are attached hereto as Exhibits B and C, respectively.

3.	Each person listed below has been duly elected or appointed to the position(s) indicated opposite his name and is duly authorized to sign the Securities Purchase Agreement and each of the Transaction Documents on behalf of the Company, and the signature appearing opposite such person’s name below is such person’s genuine signature.

Name	Position	Signature

Exhibit D - 1

IN WITNESS WHEREOF, the undersigned has hereunto set his hand as of this      day of [            ], 2010.

Steve Corban

Secretary

I, Stuart Johnson, Chief Financial Officer, hereby certify that Steve Corban is the duly elected, qualified and acting Secretary of the Company and that the signature set forth above is his true signature.

Stuart Johnson

Chief Financial officer

Exhibit D - 2

EXHIBIT A

Resolutions

Exhibit D - 3

EXHIBIT B

Articles of Incorporation

Exhibit D - 4

EXHIBIT C

Bylaws

Exhibit D - 5

EXHIBIT E

Form of Officer’s Certificate

The undersigned, the Chief Executive Officer of Renasant Corporation, a Mississippi corporation (the “Company”), pursuant to Section 5.1(g) of the Securities Purchase Agreement, dated as of July 13, 2010 by and among the Company and the investors signatory thereto (the “Securities Purchase Agreement”), hereby represents, warrants and certifies as follows (capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Securities Purchase Agreement):

1.	The representations and warranties of the Company contained in the Securities Purchase Agreement are true and correct as of the date when made and as of the Closing Date, as though made on and as of such date, except for such representations and warranties that speak as of a specific date.

2.	The Company has performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by it at or prior to the Closing.

IN WITNESS WHEREOF, the undersigned has executed this certificate this      day of July, 2010.

E. Robinson McGraw Chief Executive Officer

Exhibit E - 1

EXHIBIT F

Subsidiaries

Name	Jurisdiction of Incorporation/Organization	Holder of Outstanding Stock

Renasant Bank	Mississippi	Renasant Corporation

Primeco, Inc.	Delaware	Renasant Bank

Renasant Leasing Corp. II	Tennessee	Renasant Bank

Renasant Investment Corp.	Delaware	Renasant Leasing Corp. II

Renasant Capital Corp. II	Maryland	Renasant Investment Corp.

Renasant Insurance, Inc.	Mississippi	Renasant Bank

PHC Statutory Trust I	Connecticut	Renasant Corporation (1)

PHC Statutory Trust II	Delaware	Renasant Corporation (1)

Heritage Financial Statutory Trust I	Connecticut	Renasant Corporation (1)

Capital Bancorp Capital Trust I	Delaware	Renasant Corporation (1)

(1)	Renasant Corporation is the holder of the Trusts’ common securities.

Exhibit F - 1

EXHIBIT G

Form of Escrow Agreement

ESCROW AGREEMENT

by and among

RENASANT CORPORATION

and

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC

Dated as of

July 13, 2010

Exhibit G - 1

ESCROW AGREEMENT

This ESCROW AGREEMENT, dated as of the 13th day of July, 2010 (this “Agreement”), is by and between Renasant Corporation, a Mississippi corporation (the “Company”), and American Stock Transfer & Trust Company, LLC, a New York banking association organized under the laws of the State of New York, as escrow agent (the “Agent”).

W I T N E S S E T H:

WHEREAS, the Company is conducting a private placement (the “Private Placement”) of its common stock, par value $5.00 per share (the “Common Shares”), to certain investors (individually and not including any Excluded Purchasers (as defined below), an “Investor,” and collectively and not including any Excluded Purchasers, the “Investors”) pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “1933 Act”), and Rule 506 of Regulation D, as promulgated by the United States Securities and Exchange Commission (the “Commission”) under the 1933 Act;

WHEREAS, the Company proposes to engage the Agent for the purpose of receiving, depositing and holding in a segregated interest-bearing account all funds (the “Proceeds”) received from the Investors in connection with the sale of the Common Shares by the Company until such time as such funds are to be released to the Company or returned to the Investors in accordance with the terms of this Agreement; and

WHEREAS, the Agent has agreed to serve as the escrow agent in connection with the proposed purchase and sale of the Common Shares.

NOW, THEREFORE, in consideration of the mutual promises herein contained and intending to be legally bound, the parties hereby agree as follows:

1. Appointment of Agent.

The Company hereby appoints the Agent as the escrow agent in accordance with the terms and conditions set forth herein, and the Agent hereby accepts such appointment.

2. Establishment of Escrow Account; Deposits.

2.1 The Agent shall promptly cause to be opened a fully segregated interest-bearing escrow account, which escrow account shall be entitled Renasant Corporation Escrow Account (the “Escrow Account”), for the purpose of holding in trust all Proceeds from Investors in the Private Placement. The Proceeds will be segregated, and account balances kept, on an individual Investor basis. In accordance with, and subject to the terms and conditions of the Securities Purchase Agreement entered into by and between the Company and each Investor (the “Securities Purchase Agreement”), each Investor shall remit the amount to be deposited by such Investor to the Escrow Account, as provided in the applicable signature page of such Investor to the Securities Purchase Agreement (each, a “Signature Page” and collectively, the “Signature Pages”), in the form of wire transfers to the Agent. All such wire transfers forwarded to the Agent shall be accompanied by a copy of such Investor’s Signature Page, which will contain written information identifying such Investor, the Investor’s full legal name, social security or tax identification number, and current street address and will also include wire transfer instructions pursuant to which the Agent may return escrowed funds, if applicable. All Signature Pages shall be mailed by the Company directly to the Agent, or transmitted by facsimile at (718) 765-8758, Attention: Alan Finn. Wire transfers to the Escrow Account shall be made in federal funds transferred as follows:

JP Morgan Chase

New York, NY

Account Name: American Stock Transfer & Trust Company, LLC

For further credit to Renasant Corporation Escrow Account

ABA: 021000021

A/C: 323-890121

Exhibit G - 2

All Proceeds received by the Agent are subject to clearance time, and the funds represented thereby cannot be drawn until such time as the same constitutes good and collected funds. The Agent will provide an executed receipt, in substantially the form attached hereto as Exhibit A, upon the request of any Investor. If requested by an Investor, the Agent will deliver such receipt on the same day the Proceeds are received by the Agent from such Investor.

2.2 All Proceeds received by the Agent pursuant to the terms of this Agreement shall be invested by the Agent in the Evergreen Institutional Treasury Money Market Fund # 397, unless otherwise directed in writing by the Company; provided, however, that the Proceeds attributable to any Investor shall not be invested other than in money market mutual funds investing in treasuries or government-backed securities unless the Company presents to the Agent such Investor’s consent in writing to such alternative investment.

3. Procedure for Disbursement from the Escrow Account.

3.1 The Proceeds held in the Escrow Account, plus all earnings, interest and income thereon (the “Escrow Earnings”), shall be subject to, and distributed in accordance with, the provisions below. Until such time as the Proceeds and Escrow Earnings are distributed to the Company in accordance with Section 3.3 below, the Company shall not be entitled to, nor shall the Company have any rights, interest or claims to, any of the Proceeds or Escrow Earnings held in the Escrow Account.

3.2 The Company may accept the Proceeds attributable to the Investors in a closing (with respect to such Investor, the “Closing”) in accordance with Section 3.3 and the Securities Purchase Agreement. The time of the Closing shall be 10:00 a.m., New York City Time (or such later time agreed to by the Company and such Investor), on the date determined in accordance with Section 2.1(c)(i) of the Securities Purchase Agreement (the “Closing Date”).

3.3 On the Closing Date, the Company shall provide written instructions to the Agent, with, upon the request of an Investor, a copy to such Investor: (i) confirming that the conditions to the Closing set forth in the Securities Purchase Agreement have been satisfied or waived; and (ii) instructing the Agent to remit to the Company in immediately available funds the Proceeds and Escrow Earnings related to the Closing (as determined in accordance with the Securities Purchase Agreement), after the payment of fees and expenses due and payable to certain third parties as designated and approved by the Company, including the Agent’s compensation as set forth in Exhibit B hereto. Upon receipt of such written instruction from the Company, the Agent shall remit to the Company in immediately available funds such Proceeds and Escrow Earnings related to the Closing, after the payment of the fees and expenses due and payable to the third parties referenced in the preceding sentence; such written instructions from the Company shall include wire instructions for, and the amount of the fees and expenses payable to, such third parties. The Agent will make the deliveries on the Closing Date. The Agent will notify the Company and Keefe, Bruyette & Woods, Inc., the Company’s placement agent (the “Placement Agent”), in writing, of any problems with such delivery.

Exhibit G - 3

3.4 Upon the receipt by the Company of the written notice of any Investor pursuant to Section 6.17(a) of the Securities Purchase Agreement of the termination of the Securities Purchase Agreement with respect to such Investor, the Company shall instruct in writing (with, upon the written request of an Investor, a copy to such Investor) the Agent to return by wire transfer to such Investor such Proceeds and Escrow Earnings. The instructions provided by the Company to the Agent pursuant to the preceding sentence shall state the amount of Escrow Earnings to be received by the Investor, as calculated by the Company. The Agent shall notify the Company and the Placement Agent in writing of the distribution of such funds to such Investor. Provided that the information has been provided to the Agent pursuant to Section 3.9 hereto, the Agent shall return to such Investor the Proceeds and the Escrow Earnings thereon as set forth in the Company’s instructions no later than the second business day after receipt of such instructions. No Investor shall demand the return of any Proceeds unless entitled to a return of such Proceeds pursuant to the terms of the Securities Purchase Agreement.

3.5 Promptly following the termination of the Securities Purchase Agreement pursuant to Section 6.16 or Section 6.17(a) thereof (and, in any event, within one business day thereafter), the Company shall provide written notice to the Agent notifying the Agent that the Securities Purchase Agreement has been terminated. As soon as practicable after the date upon which the Company gives notice to the Agent that the Securities Purchase Agreement has been terminated (the “Termination Date”), the Agent shall return by wire transfer to each Investor the amount of the Proceeds that were received by the Agent from such Investor, plus all Escrow Earnings thereon. The Agent shall notify the Company and the Placement Agent in writing of the distribution of such funds to the Investors. Provided that the information has been provided to the Agent pursuant to Section 3.9 hereto, the Agent shall return the Proceeds to the Investor no later than the second business day after the Termination Date.

3.6 Any payments by the Agent to the Investors, or to persons (other than the Company) pursuant to the terms of this Agreement shall be made by wire transfer in accordance with the wire instructions in the Signature Pages.

3.7 Any payments by the Agent to the Company pursuant to the terms of this Agreement shall be made by wire transfer in accordance with wire instructions delivered by the Company to the Agent.

3.8 All amounts referred to herein are expressed in United States dollars and all payments by the Agent shall be made in United States dollars.

Exhibit G - 4

3.9 Any payments of income from the Escrow Account shall be subject to withholding regulations then in force with respect to United States taxes. The Company or the Placement Agent will provide the Agent with appropriate W-9 forms for the Investors or W-8 forms for nonresident alien certifications. It is understood that the Agent shall be responsible for income reporting only with respect to income earned on investment of funds that are a part of the Escrow Account balance and is not responsible for any other reporting.

4. Exculpation and Indemnification of Agent.

4.1 The Agent does not have any interest in the Proceeds deposited hereunder, but is serving as escrow holder only and having only possession of the Proceeds, plus all Escrow Earnings thereon, in its capacity as such. The Agent shall have no duties or responsibilities other than those expressly set forth herein. The Agent shall have no duty to enforce any obligation of any person to make any payment or delivery, or to direct or cause any payment or delivery to be made, or to enforce any obligation of any person to perform any other act. The Agent shall be under no liability to the Company or any other party by reason of any failure on the part of any party hereto or any maker, guarantor, endorser or other signatory of any document or any other person to perform such person’s obligations under any such document.

4.2 The Agent shall not be liable to the Company or to any other party for any action taken or omitted by it, or any action suffered by it to be taken or omitted, in good faith and in the exercise of its own best judgment except where it has been grossly negligent or has engaged in bad faith or willful misconduct. The Agent shall be entitled to rely conclusively and shall be protected in acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Agent), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained), which is reasonably believed by the Agent to be genuine and to be signed or presented by the proper person or persons. The Agent shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this Agreement or any of the terms thereof, unless evidenced by a writing delivered to the Agent signed by the proper party or parties and, if the duties or rights of the Agent are affected, unless it shall give its prior written consent thereto. If the Agent is unsure as to any course of action to be taken hereunder, it may request instructions from the Company; the Agent shall not be liable to any person and shall be held harmless and indemnified by the Company in relying on such instructions; in the event the Agent receives conflicting instructions, or no instructions after a request therefor, the Agent shall be fully protected in refraining from acting until such conflict is resolved or instructions provided to the satisfaction of the Agent.

4.3 The Agent shall not be responsible for the sufficiency or accuracy of the form of, or the execution, validity, value or genuineness of, any document or property received, held or delivered by it hereunder, or of any signature or endorsement thereon, or for any lack of endorsement thereon, or for any description therein; nor shall the Agent be responsible or liable to the Company or to anyone else in any respect on account of the identity, authority or rights of the persons executing or delivering or purporting to execute or deliver any document or property pursuant to this Agreement. Provided that the Agent complies with Section 2.2 hereof, the Agent shall have no responsibility with respect to the use or application of any Proceeds or other property paid or delivered by the Agent pursuant to the provisions hereof.

Exhibit G - 5

4.4 In the event of any dispute with respect to the Proceeds held in escrow by the Agent, the Agent shall be entitled to refuse to act until such conflicting or adverse claims or demands shall have been determined by a final order, judgment or decree of a court of competent jurisdiction, which order, judgment or decree is not subject to appeal, or settled by agreement between the conflicting parties as evidenced in a writing satisfactory to the Agent.

4.5 The Agent shall be entitled to consult with legal counsel at the expense of the Company in the event that a question or dispute arises with regard to the construction of any of the provisions hereof, and shall incur no liability and shall be fully protected in acting in accordance with the advice or opinion of such counsel. The Agent shall not be required to take any action which, in the Agent’s sole and absolute judgment, could involve it in expense or liability in excess of its fees and reimbursable expenses hereunder unless furnished with security and indemnity that it deems, in its sole and absolute discretion, to be satisfactory.

4.6 The Agent shall, if applicable, withhold from any payment of monies held by it hereunder such amount as the Agent estimates to be sufficient to provide for the payment of any applicable taxes not yet paid, and may use the sum withheld for that purpose. The Agent shall be indemnified and held harmless against any liability for taxes, and for any penalties or interest in respect of taxes, on such investment income or payments in the manner provided in Section 4.7.

4.7 The Company shall indemnify and hold the Agent harmless from and against Expenses (as defined in Section 4.8), including reasonable counsel fees and disbursements, of any kind and nature whatsoever suffered by the Agent in connection with any action, suit or other proceeding involving any claim, or in connection with any claim or demand, which in any way, directly or indirectly, arises out of or relates to this Agreement, the services of the Agent hereunder or the monies or other property held by it hereunder; provided, however, that such indemnification shall not extend to acts of gross negligence, willful misconduct or bad faith by the Agent. Promptly after the receipt by the Agent of notice of any demand or claim or the commencement of any action, suit or proceeding, the Agent shall, if a claim in respect thereof is to be made against the Company, notify the Company thereof in writing, but the failure by the Agent to give such notice shall not relieve the Company from any liability which the Company may have to the Agent hereunder. The terms of this Section 4.7 shall survive the termination of this Agreement and the resignation or removal of the Agent.

4.8 For the purposes hereof, the term “Expenses” shall include any and all amounts assessed, paid or payable to satisfy any claim, action, suit, cost, loss, demand or liability, or in settlement of any claim, demand, action, suit or proceeding settled with the express written consent of the Agent, and all costs and expenses, including, but not limited to, reasonable counsel fees and disbursements, paid or incurred in investigating or defending against any such claim, demand, action, suit or proceeding.

4.9 The Agent shall not incur any liability for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of Agent (including but not limited to any act or provision of any present or future law or regulation or governmental authority, any act of God or war, or the unavailability of the Federal Reserve Bank wire or telex or other wire or communication facility).

Exhibit G - 6

5. Termination of Agreement and Resignation or Removal of Agent.

5.1 This Agreement shall terminate on the release of all Proceeds, including the Escrow Earnings, held in escrow hereunder, provided that the rights of the Agent and the obligations of the other parties hereto under Sections 3.9, 4 and 6 shall survive the termination hereof.

5.2 The Agent may resign at any time by giving the Company at least 30 days’ notice thereof, and upon the effectiveness of such resignation the Agent shall be discharged from its duties as Agent hereunder. The Company may remove the Agent at any time by giving the Agent at least 30 days’ notice thereof, and upon the effectiveness of such removal the Agent shall be discharged from its duties as Agent hereunder. As soon as practicable after its resignation or removal, the Agent shall turn over to a successor escrow agent appointed by the Company all monies and property held hereunder (less such amount as the Agent is entitled to retain pursuant to Section 6) upon presentation of the document appointing the new escrow agent and its acceptance thereof. If no new Agent is so appointed within the 30-day period following such notice of resignation or removal, the Agent may deposit the aforesaid monies and property with any court it deems appropriate. Section 3.9 shall survive the resignation or removal of the Agent.

6. Compensation of Agent.

For services rendered, the Agent shall receive the compensation set forth in Exhibit B hereto. The Agent shall also be entitled to reimbursement from the Company for all reasonable Expenses paid or incurred by it in the administration of its duties hereunder, including, but not limited to, all reasonable counsel and advisors’ fees and disbursements and all reasonable taxes or other governmental charges. Such compensation and reimbursement to the Agent by the Company shall be paid only from funds properly drawn by the Company pursuant to Section 3.3, or by funds otherwise available to the Company.

7. Notices.

All notices, requests, demands and other communications provided for herein shall be in writing, shall be delivered by overnight courier providing a receipt of delivery or by facsimile, certified or registered mail, shall be deemed given when received and shall be addressed to the parties hereto at their respective addresses listed below or to such other persons or addresses as the relevant party shall designate as to itself from time to time in writing delivered in like manner.

Exhibit G - 7

If to the Company:

Renasant Corporation

209 Troy Street

Tupelo, Mississippi 38804-4827

Telephone: (662) 680-1403

Facsimile: (662) 680-1234

Attention: General Counsel

with copies (for informational purposes only) to:

Phelps Dunbar, L.L.P.

365 Canal Street, Suite 2000

New Orleans, Louisiana 70130

Telephone: (504) 584-9324

Facsimile: (504) 568-9130

Attention: Mark A. Fullmer, Esq.

If to the Agent:

American Stock Transfer & Trust Company, LLC

6201 15th Avenue

New York, New York 11219

Telephone: (718) 765-8758

Facsimile: afinn@amstock.com

Attention: Alan G. Finn

8. Further Assurances.

From time to time on and after the date hereof, the Company shall deliver or cause to be delivered to the Agent such further documents and instruments and shall do and cause to be done such further acts as the Agent shall reasonably request (it being understood that the Agent shall have no obligation to make any such request) to carry out more effectively the provisions and purposes of this Agreement, to evidence compliance herewith or to assure itself that it is protected in acting hereunder.

9. Governing Law and Consent to Service of Process.

This Agreement shall be interpreted, construed, enforced and administered in accordance with the laws of the State of New York. Each of the Company and the Agent hereby irrevocably consents to the jurisdiction of the courts of the State of New York and of any federal court located in such State in connection with any action, suit or other proceeding arising out of or relating to this Agreement or any action taken or omitted hereunder, and waives personal service of any summons, complaint or other process and agrees that the service thereof may be made by certified or registered mail directed to each of the parties at its address for purposes of notices hereunder, and such service shall be deemed completed ten (10) calendar days after the same is so mailed.

Exhibit G - 8

10. Miscellaneous.

10.1 This Agreement shall be construed without regard to any presumption or other rule requiring construction against the party causing such instrument to be drafted. The terms “hereby,” “hereof,” “hereto,” “hereunder” and any similar terms, as used in this Agreement, refer to the Agreement in its entirety and not only to the particular portion of this Agreement where the term is used. The word “person” shall mean any natural person, partnership, company, government and any other form of business or legal entity. All words or terms used in this Agreement, regardless of the number or gender in which they are used, shall be deemed to include any other number and any other gender as the context may require. This Agreement shall not be admissible in evidence to construe the provisions of any prior agreement. The rule of ejusdem generis shall not be applicable herein to limit a general statement, which is followed by or referable to an enumeration of specific matters, to matters similar to the matters specifically mentioned.

10.2 This Agreement and the rights and obligations hereunder of the Company may be assigned by the Company only to a successor to the Company’s entire business. This Agreement and the rights and obligations hereunder of the Agent may be assigned by the Agent only to a successor to its entire business. This Agreement shall be binding upon and inure to the benefit of each party’s respective successors and permitted assigns. This Agreement is intended to be for the sole benefit of the parties hereto, and no other person shall acquire or have any rights under or by virtue of this Agreement; provided, however, that the Investors shall be third party beneficiaries of the parties’ obligations hereunder. This Agreement may not be changed orally or modified, amended or supplemented without an express written agreement executed by the Agent or the Company, and, to the extent such change, modification, amendment or supplement would adversely affect any Investor’s Proceeds or any Escrow Earnings thereon, the consent of such Investor, which consent will not be unreasonably withheld.

10.3 The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect any of the terms hereof.

10.4 “Excluded Purchasers” means any Section 2.1(c)(iii) Purchasers (as defined in the Securities Purchase Agreement) and any Purchasers (as defined in the Securities Purchase Agreement) that have entered into Custodian Agreements (as defined in the Securities Purchase Agreement).

11. Execution in Counterparts.

This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signature of all of the parties reflected hereon as the signatures.

Exhibit G - 9

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement on the day and year first above written.

RENASANT CORPORATION

By:
Name:	E. Robinson McGraw
Title:	President and Chief Executive Officer

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC

By:
Name:
Title:

[Escrow Agreement]

Exhibit A

RECEIPT

American Stock Transfer & Trust Company, LLC, as Escrow Agent (the “Agent”), for Renasant Corporation (the “Company”), hereby acknowledges receipt by wire transfer of U.S. $                                , in immediately available funds, from                                 , representing the escrow deposit to be held in escrow by the Agent, pursuant to the Escrow Agreement (the “Escrow Agreement”), dated July 13, 2010, by and between the Company and the Agent. All capitalized terms used herein and not otherwise defined shall have the same respective meanings as set forth in the Escrow Agreement.

July     , 2010

American Stock Transfer & Trust Company, LLC, as the Agent

By:
Name:
Title:

Exhibit B

American Stock Transfer & Trust Company, LLC

ESCROW AGENT SERVICES

FEE PROPOSAL

RENASANT CORPORATION

Acceptance fee: $2,500.00

Annual administration fee: $7,500.00